Exhibit 2.1

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, IN OR INTO ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF SUCH JURISDICTION

THIS ANNOUNCEMENT IS AN ADVERTISEMENT AND NOT A PROSPECTUS OR PROSPECTUS EQUIVALENT DOCUMENT AND INVESTORS SHOULD NOT MAKE ANY INVESTMENT DECISION IN RELATION TO THE NEW KW SHARES EXCEPT ON THE BASIS OF INFORMATION IN THE SCHEME DOCUMENT WHICH IS PROPOSED TO BE PUBLISHED IN DUE COURSE

THIS ANNOUNCEMENT CONTAINS INSIDE INFORMATION

FOR IMMEDIATE RELEASE

24 April 2017

RECOMMENDED ALL-SHARE MERGER

OF

KENNEDY WILSON EUROPE REAL ESTATE PLC

AND

KENNEDY-WILSON HOLDINGS, INC.

Summary

•

The KW Board and the Independent Committee of KWE are pleased to announce that they have reached agreement on the terms of a recommended all-share combination transaction of KW and KWE. It is intended that the Merger will be effected by means of a Court-sanctioned scheme of arrangement of KWE under Article 125 of the Jersey Companies Law.

•	Under the terms of the Merger, each KWE Scheme Shareholder will be entitled to receive:

0.667 New KW Shares for each KWE Scheme Share

•

Based on the Closing Price of US$22.50 per KW Share on the Latest Practicable Date and a £ / US$ exchange rate of 1.2779, the terms of the Merger value each KWE Share at approximately 1,174 pence and KWE’s entire issued share capital at approximately £1.5 billion.

•	The implied value of 1,174 pence per KWE Share represents:

•	a premium of approximately 20.0% to the Closing Price of 979 pence per KWE Share on the Latest Practicable Date;

•	a premium of approximately 22.4% to the volume weighted average price of 960 pence per KWE Share for the three month period ended on the Latest Practicable Date; and

•	a discount of approximately 3.4% to KWE’s last reported Adjusted NAV of 1,216 pence per KWE Share as at 31 December 2016.

•	Following completion of the Merger, KWE Shareholders would own approximately 36% and existing KW Shareholders would own approximately 64% of the Combined Group.

•

To show its commitment to growing shareholder returns, the KW Board intends to increase the first quarterly dividend payable following the Effective Date from US$0.17 per KW Share by approximately 12% to US$0.19 per KW Share (which would equate to US$0.76 on an annualised basis).

•

KWE Shareholders will be entitled to receive the next quarterly dividend of 12 pence per KWE Share, which KWE intends to pay to KWE Shareholders on the register of members on 13 May 2017. In addition, KWE Shareholders will also be entitled to receive a Closing Dividend after the Effective Date, as described in Appendix 4 to this Announcement. This Closing Dividend will reflect the principle agreed between KW and KWE that the aggregate dividends payable to KWE Shareholders should be equal to the accrued but unpaid ordinary dividends that would otherwise have been payable in respect of KWE Shares in respect of the period from 1 April 2017 until the Effective Date, with payments from KWE to be reduced, where necessary, by any dividend to which a former KWE Shareholder becomes entitled as a holder of New KW Shares after the Effective Date, but only to the extent of the portion of such dividend which relates to a period prior to the Effective Date. KWE has agreed that, if the Effective Date falls on or after 18 August 2017, it will not pay the quarterly dividend of 12 pence per KWE Share which it would otherwise have intended to pay to KWE Shareholders on the register of members on 18 August 2017, but KWE Shareholders would instead receive this as part of the Closing Dividend, subject to any deduction for a KW dividend received to the extent that it relates to the same period. Further details of the arrangements in respect of dividends are set out in paragraph 3 below and in Appendix 4 to this Announcement.

The Independent Committee of KWE

The Manager, a wholly-owned subsidiary of KW, is the investment manager of KWE. As at the Latest Practicable Date, KW and its wholly-owned subsidiaries held 29,829,730 KWE Shares, representing approximately 23.65% of the existing issued ordinary share capital of KWE.

In view of KW’s position as the controller of the investment manager providing the executive function to KWE, and in view of KW’s representation on the board of directors of KWE, the Independent Committee of KWE has been formed to assess, and take decisions on behalf of KWE with respect to, the Merger. The Independent Committee of KWE comprises Charlotte Valeur (Chair), Mark McNicholas (Senior Independent Director) and Simon Radford (Non-Executive Director), all of whom are considered by the board of directors of KWE to be free from conflicts of interest. The Independent Committee of KWE has retained Rothschild and J.P. Morgan Cazenove to provide financial advice in relation to the Merger and Sullivan & Cromwell LLP and Appleby to provide legal advice in relation to the Merger.

Background to and reasons for the Merger

•	The KW Board believes that the Merger will:

•

create a leading real estate investment and asset management platform with increased scale and liquidity, having a combined market capitalisation of approximately US$4.0 billion and an enterprise value of approximately US$8.2 billion. Given this increased scale, the Combined Group will receive greater weighting in key US stock indices, including the Russell 2000 (in which it is expected to be the fourth largest real estate company by market capitalisation) and the Russell 3000, enhancing liquidity in the stock and broadening the potential investor base;

•	create a global portfolio of over 400 properties with an enhanced geographic mix and broad diversification across real estate sectors;

•

provide flexibility to allocate capital globally across asset classes and geographic markets. KW’s approximately 400 employees in the US and approximately 100 employees in Europe provide the knowledge base to continue to make investment decisions that offer attractive risk-adjusted returns on capital.    Additionally, the enhanced scale and profile of the Combined Group may result in enhanced access to capital and an expanded set of acquisition and development opportunities;

•

establish a company with a strong pro forma capital structure, with pro forma leverage of approximately 51% net debt to enterprise value, access to diverse, global equity and debt capital sources, and approximately US$1.4 billion of pro forma liquidity (as at 31 December 2016) to support growth;

•

generate certain synergies resulting from the elimination of duplicative public company costs in relation to KWE as well as KWE’s revolving credit facility, potential cost of capital improvements related to the differential between US and European interest rates, and potential additional income arising from the Combined Group’s ability to manage capital more efficiently as one group, which is expected to result in expanded capacity for investment to drive growth;

•	be accretive to adjusted net income per share immediately following the completion of the Merger(1) and provide the potential to enhance cash flows available to distribute to shareholders; and

•

provide continuity of leadership team with a strong track record in delivering attractive risk-adjusted returns on investment. There will be no change to management or systems as a result of the Merger, which should minimise integration risk and disruption to the business, and ensure KW’s high performance culture is maintained. Additionally, KW’s Board and management will own approximately 13% of the shares in the Combined Group following completion of the Merger, which creates a strong alignment with shareholders.

(1) KW’s average ownership of KWE for the full financial year ended 31 December 2016 was approximately 21.1%. Illustratively, had KW held 100% of KWE for the full financial year ended 31 December 2016, the adjusted net income per KW Share for that year would have been US$1.84, reflecting the reclassification of net income previously allocated to non-controlling interests in KWE, an increase in the effective tax rate on income previously attributable to non-controlling interests in KWE and the issue of 64,234,553 KW Shares. No statement in this Announcement is intended as a profit forecast or estimate for any period and no statement in this Announcement should be interpreted to mean that adjusted earnings per share for KW, KWE or the Combined Group, as appropriate, for the current or future financial years would necessarily match or exceed the historical published adjusted net income per share for KW, KWE or the Combined Group, as appropriate.

Recommendations and irrevocable undertakings

•

The Independent Committee of KWE, which has been so advised by Rothschild and J.P. Morgan Cazenove as to the financial terms of the Merger, considers the financial terms of the Merger to be fair and reasonable. In providing their advice to the Independent Committee of KWE, Rothschild and J.P. Morgan Cazenove have taken into account the commercial assessments of the Independent Committee of KWE.

•

Accordingly, the members of the Independent Committee of KWE intend unanimously to recommend that KWE Shareholders vote in favour of the Scheme at the Scheme Court Meeting and the resolutions relating to the Merger at the KWE General Meeting (or, in the event that the Merger is implemented by way of a Takeover Offer, accept the Offer). Simon Radford, the sole member of the Independent Committee of KWE who holds KWE Shares, has irrevocably undertaken to do so in respect of his own beneficial holding of 12,500 KWE Shares representing, in aggregate, approximately 0.01% of the existing issued ordinary share capital of KWE as at the Latest Practicable Date. Further details of this irrevocable undertaking are set out in Appendix 3 to this Announcement.

•

The KW Directors consider the Merger to be in the best interests of KW and the KW Shareholders and intend unanimously to recommend that KW Shareholders vote in favour of the KW Shareholder Resolution at the KW Special Meeting which will be convened in connection with the Merger.

•

For the avoidance of doubt, neither the Independent Committee of KWE nor Rothschild nor J.P. Morgan Cazenove express any view as to the advantages or disadvantages of the Merger as far as KW Shareholders are concerned.

Comments

•	Commenting on today’s announcement, William J. McMorrow, Chairman and Chief Executive Officer of KW said:

“This transaction represents one of the most significant milestones in our 40-year history. The combination will create a leading global real estate investment and asset management platform with enhanced diversification supported by the continuity of leadership with a strong, proven track record. The enterprise will benefit from greater scale and improved liquidity, which will enhance our ability to generate attractive risk-adjusted returns for our shareholders. The merger significantly improves our recurring cash flow profile, and, as such, we are pleased to announce our intention to increase our first quarterly dividend by approximately 12% upon completing the transaction, which demonstrates our confidence in the combination and our long-term prospects.”

•	Commenting on today’s announcement, Charlotte Valeur, Chair of KWE said:

“I and the other members of the Independent Committee of KWE are very pleased to announce that we have reached agreement on the terms of an all-share transaction between KW and KWE which will give KWE Shareholders the opportunity to gain exposure to a diversified asset base.”

General

•

It is intended that the Merger will be implemented by means of a Court-sanctioned scheme of arrangement under Article 125 of the Jersey Companies Law. However, KW reserves the right to implement the Merger by way of a Takeover Offer, subject to the Panel’s consent.

•

The Merger is subject to, among other things, the satisfaction or waiver of the Conditions set out in Part A of Appendix 1 to this Announcement. The Merger is also subject to the further terms and conditions set out in Part B of Appendix 1 to this Announcement and to be set out in the Scheme Document.

•

The Scheme Document will contain further information about the Merger and the Scheme and notices of the Scheme Court Meeting and KWE General Meeting, and will specify the action to be taken by KWE Scheme Shareholders. It is expected that the Scheme Document will be despatched to KWE Shareholders, together with the Forms of Proxy, by July 2017. For the purposes of paragraph 3(a) of Appendix 7 of the Code, and with the agreement of the Independent Committee of KWE, the Panel has consented to this arrangement.

•

It is expected that the US Proxy Statement, containing details of the Merger and notice of the KW Special Meeting, will be posted to KW Shareholders at or around the same time as the Scheme Document is posted to KWE Shareholders, with the KW Special Meeting being held at or around the same time as the KWE Meetings.

•	The Scheme is expected to become effective in the third quarter of 2017.

This summary should be read in conjunction with, and is subject to, the full text of this Announcement (including its Appendices). The Merger is subject to, among other things, the satisfaction or waiver of the Conditions set out in Part A of Appendix 1 to this Announcement. The Merger is also subject to the further terms and conditions set out in Part B of Appendix 1 to this Announcement and to be set out in the Scheme Document. Appendix 2 to this Announcement contains the sources and bases of certain information contained in this Announcement. Appendix 3 to this Announcement contains details of the irrevocable undertaking received by KW. Appendix 4 to this Announcement contains details of the dividend entitlements of KWE Shareholders and KW Shareholders. Appendix 5 to this Announcement contains the definitions of certain terms used in this Announcement.

Analyst and investor presentation

KW will host a conference call for research analysts and investors on 24 April 2017 at 1:30 p.m. (London Time) / 8:30 a.m. (New York Time) to discuss the Merger. The direct dial-in number for the conference call is (866) 610-1072 for US callers, 080 00288438 for UK callers, and +1 (973) 935-2840 for international callers. The conference ID is 12445221. The webcast will be available at: http://event.on24.com/wcc/r/1414749-1/EFCEFA744FBC9C1C6596BC9FB879D24B.

Enquiries

Kennedy-Wilson Holdings, Inc.

Matt Windisch	+1 310 887 6400

Goldman Sachs (lead financial adviser to KW)

Mark Sorrell	+44 (0) 20 7774 1000
Chris Emmerson	+44 (0) 20 7774 1000
David Friedland	+1 212 902 0300
Keith Wetzel	+1 310 407 5700

BofA Merrill Lynch (financial adviser to KW)

Geoff Iles	+44 (0) 20 7628 1000
Kieran Millar	+44 (0) 20 7628 1000
Jeff Horowitz	+1 646 855 3213
Cavan Yang	+1 646 855 4157

Joele Frank, Wilkinson Brimmer Katcher (public relations adviser to KW)

Meaghan Repko	+1 212 355 4449
Matt Gross	+1 212 355 4449

Kennedy Wilson Europe Real Estate plc

Charlotte Valeur	+44 (0) 1534 835 722

Rothschild (lead financial adviser to the Independent Committee of KWE)

Alex Midgen	+44 (0) 20 7280 5000
Sam Green	+44 (0) 20 7280 5000

J.P. Morgan Cazenove (financial adviser to the Independent Committee of KWE)

Dwayne Lysaght	+44 (0) 20 7742 6000
Bronson Albery	+44 (0) 20 7742 6000
Kirshlen Moodley	+44 (0) 20 7742 6000
Tara Morrison	+44 (0) 20 7742 6000

FTI Consulting (public relations adviser to KWE)

Dido Laurimore	+44 (0) 203 727 1000
Richard Sunderland	+44 (0) 203 727 1000

Further information

This Announcement is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the Merger or otherwise, nor shall there be any sale, issuance or transfer of securities of KW or KWE in any jurisdiction in contravention of applicable law. The Merger will be implemented solely by means of the Scheme Document and the accompanying Forms of Proxy (or, in the event that the Merger is to be implemented by means of a Takeover Offer, the Takeover Offer document), which will contain the full terms and conditions of the Merger, including details of how to vote in respect of the Merger.

KW will prepare the US Proxy Statement to be distributed to KW Shareholders, containing details of the Merger, notice of the KW Special Meeting and information on the New KW Shares. KW urges KWE Shareholders to read the Scheme Document carefully when it becomes available, because it will contain important information in relation to the Merger and the New KW Shares. KW urges KW Shareholders to read the US Proxy Statement carefully when it becomes available.

Any vote in respect of resolutions to be proposed at the KWE Meetings or the KW Special Meeting to approve the Merger, the Scheme or related matters should be made only on the basis of the information contained in the Scheme Document or, in the case of KW Shareholders, the US Proxy Statement.

This Announcement does not constitute a prospectus or prospectus equivalent document.

Please be aware that addresses, electronic addresses and certain other information provided by KWE Shareholders, persons with information rights and other relevant persons for the receipt of communications from KWE may be provided to KW during the offer period as required under Section 4 of Appendix 4 of the Code to comply with Rule 2.11(c).

Goldman Sachs, which is authorised by the Prudential Regulation Authority and regulated by the FCA and the Prudential Regulation Authority in the UK, is acting exclusively for KW and no one else in connection with the Merger or any other matter referred to in this Announcement and will not be responsible to anyone other than KW for providing the protections afforded to clients of Goldman Sachs, or for providing advice in relation to the Merger or any other matters referred to in this Announcement.

Merrill Lynch International, which is authorised by the Prudential Regulation Authority and regulated by the FCA and the Prudential Regulation Authority in the UK, and Merrill Lynch, Pierce, Fenner & Smith Incorporated (together with Merrill Lynch International, “BofA Merrill Lynch”) are acting exclusively for KW and no one else in connection with the Merger or any other matter referred to in this Announcement and will not be responsible to anyone other than KW for providing the protections afforded to clients of BofA Merrill Lynch, or for providing advice in relation to the Merger or any other matters referred to in this Announcement.

Rothschild, which is authorised and regulated by the FCA in the UK, is acting exclusively for the Independent Committee of KWE and no one else in connection with the Merger and any other matter referred to in this Announcement and will not be responsible to anyone other than the Independent Committee of KWE for providing the protections afforded to clients of Rothschild, or for providing advice in relation to the Merger or any other matters referred to in this Announcement.

J.P. Morgan Limited (which conducts its UK investment banking business as J.P. Morgan Cazenove (“J.P. Morgan Cazenove”)), which is authorised and regulated in the UK by the FCA, is acting exclusively for the Independent Committee of KWE and no one else in connection with the Merger or any other matter referred to in this Announcement and will not be responsible to anyone other than the Independent Committee of KWE for providing the protections afforded to clients of J.P. Morgan Cazenove, or for providing advice in relation to the Merger or any other matters referred to in this Announcement.

Overseas jurisdictions

The release, publication or distribution of this Announcement in or into jurisdictions other than the UK, Jersey or the United States may be restricted by law and therefore any persons who are subject to the law of any jurisdiction other than the UK, Jersey or the United States should inform themselves about, and observe, any applicable legal or regulatory requirements. In particular the ability of persons who are not resident in the UK, Jersey or the United States to vote their KWE Shares with respect to the Scheme at the Scheme Court Meeting, or to appoint another person as proxy to vote at the Scheme Court Meeting on their behalf, may be affected by the laws of the relevant jurisdictions in which they are located. Any failure to comply with the applicable restrictions may constitute a violation of the securities laws of any such jurisdiction. To the fullest extent permitted by applicable law, the companies and persons involved in the Merger disclaim any responsibility or liability for the violation of such restrictions by any person. This Announcement has been prepared for the purpose of complying with Jersey law and the Code and the information disclosed may not be the same as that which would have been disclosed if this Announcement had been prepared in accordance with the laws of jurisdictions outside of England and Wales and Jersey. Unless otherwise determined by KW or required by the Code, and permitted by applicable law and regulation, the Merger will not be made available directly or indirectly in, into or from a Restricted Jurisdiction where to do so would violate the laws in that jurisdiction and no person may vote in favour of the Merger by use of mail or any other means or instrumentality (including, without limitation, facsimile, email or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or any facility of a national, state or other securities exchange of, any Restricted Jurisdiction.

Copies of this Announcement and any formal documentation relating to the Merger will not be and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in, into or from any Restricted Jurisdiction or any jurisdiction where to do so would violate the laws of that jurisdiction and persons receiving such documents (including custodians, nominees and trustees) must not mail or otherwise forward, distribute or send them in, into or from any Restricted Jurisdiction. Doing so may render invalid any related purported vote in respect of the Merger. If the Merger is implemented by way of a Takeover Offer (unless otherwise permitted by applicable law or regulation), the Offer may not be made, directly or indirectly, in or into or by use of mail or any other means or instrumentality (including, without limitation, facsimile, email or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or any facility of a national, state or other securities exchange of, any Restricted Jurisdiction and the Offer will not be capable of acceptance by any such use, means, instrumentality or facilities or from within any Restricted Jurisdiction.

The availability of New KW Shares pursuant to the Merger to KWE Shareholders who are not resident in the UK, Jersey or the United States or the ability of those persons to hold such shares may be affected by the laws or regulatory requirements of the relevant jurisdictions in which they are resident. Persons who are not resident in the UK, Jersey or the United States should inform themselves of, and observe, any applicable legal or regulatory requirements.

Further details in relation to Overseas Shareholders will be contained in the Scheme Document.

Additional information for US investors

The Merger relates to the shares of a Jersey company and is being made by means of a scheme of arrangement provided for under Jersey law. A transaction effected by means of a scheme of arrangement is not subject to the tender offer rules under the US Exchange Act and is exempt from the registration requirements under the US Securities Act. Accordingly, the Merger will be subject to disclosure requirements and practices applicable in the UK and Jersey to schemes of arrangement, which are different from the disclosure and other requirements of the US tender offer and securities laws.

It may be difficult for US holders of KWE Shares to enforce their rights and any claims they may have arising under US federal securities laws in connection with the Merger, since KWE is organised under the laws of a country other than the US, and some or all of its officers and directors may be residents of countries other than the US and most of the assets of KWE are located outside of the US. US holders of KWE Shares may not be able to sue a non-US company or its officers or directors in a non-US court for violations of US securities laws. Further, it may be difficult to compel a non-US company and its affiliates to subject themselves to a US court’s jurisdiction or judgment.

The Merger may, in the circumstances provided for in this Announcement, instead be carried out by way of a Takeover Offer under Jersey law. If KW exercises its right to implement the Merger by way of a Takeover Offer, such Offer will be made in compliance with applicable US tender offer and securities laws and regulations, including the exemptions therefrom.

In accordance with normal UK practice, KW or its nominees, or its brokers (acting as agents), may from time to time make certain purchases of, or arrangements to purchase, KWE Shares outside of the US, other than pursuant to the Merger, until the date on which the Merger becomes effective, lapses or is otherwise withdrawn. These purchases may occur either in the open market at prevailing prices or in private transactions at negotiated prices. Any information about such purchases will be disclosed, as required in the UK, will be reported to a Regulatory Information Service and will be available on the London Stock Exchange website at www.londonstockexchange.com.

This Announcement may be deemed to be solicitation material in respect of the proposed acquisition of KWE by KW, including the issuance of the New KW Shares in respect of the Merger. In connection with the foregoing proposed issuance of New KW Shares, KW expects to file a proxy statement on Schedule 14A with the SEC. To the extent KW effects the acquisition of KWE as a scheme of arrangement under Jersey law, the issuance of the New KW Shares in the Merger would not be expected to require registration under the US Securities Act, pursuant to an exemption provided by Section 3(a)(10) of the US Securities Act. In the event that KW determines to effect the Merger pursuant to an Offer or otherwise in a manner that is not exempt from the registration requirements of the US Securities Act, it will file a registration statement with the SEC containing a prospectus with respect to the New KW Shares that would be issued in the Merger. INVESTORS AND SECURITY HOLDERS OF KW ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE MERGER THAT KW WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT KW, THE PROPOSED ISSUANCE OF THE NEW KW SHARES AND THE MERGER. The preliminary proxy statement, the definitive proxy statement, in each case as applicable, and other relevant materials in connection with the proposed issuance of the New KW Shares and the Merger (when they become available), and, if required, the registration statement/prospectus and other documents filed by KW with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC at KW’s website, ir.kennedywilson.com, or by contacting KW’s Investor Relations department in writing at 151 S. El Camino Drive, Beverly Hills, CA 90212, United States of America.

KW believes that KW, KWE, their respective directors and certain KW executive officers may be deemed to be participants in the solicitation of proxies from KW Shareholders with respect to the Merger, including the proposed issuance of New KW Shares. Information about KW’s directors and executive officers and their ownership of KW Shares and KWE Shares or securities referencing KWE Shares is set out in KW’s Annual Report on Form 10-K for the fiscal year ended 31 December 2016, which was filed with the SEC on 27 February 2017, KW’s proxy statement for its 2016 Annual Meeting of Stockholders, which was filed with the SEC on 29 April 2016, and KWE’s Annual Report for the year ended 31 December 2016, which was filed with the SEC by KW on Form 8-K on 23 March 2017. Information about the directors of KWE is set out in KWE’s Annual Report for the year ended 31 December 2016, which was filed with the SEC by KW on Form 8-K on 23 March 2017. Information regarding the identity of the potential participants, and their direct or indirect interests in the solicitation, by security holdings or otherwise, will be set out in the proxy statement and other materials to be filed with the SEC in connection with the Merger and issuance of New KW Shares. However, readers should note that the KWE Directors do not accept responsibility for any information contained in this Announcement other than as set out under “Responsibility” below.

For the avoidance of doubt, neither the Independent Committee of KWE nor Rothschild nor J.P. Morgan Cazenove express any view as to the advantages or disadvantages of the Merger as far as KW Shareholders are concerned.

Forward-looking statements

This Announcement (including information incorporated by reference into this Announcement), oral statements made regarding the Merger, and other information published by KW and KWE contain statements which are, or may be deemed to be, “forward-looking statements” with respect to the financial condition, results of operations and businesses of KWE and KW and the KWE Group and the KW Group, and certain plans and objectives of KWE and KW with respect to the Combined Group. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are prospective in nature and are not based on historical facts, but rather on current expectations and projections of the management of KW and KWE about future events, and are therefore subject to risks and uncertainties which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. The forward-looking statements contained in this Announcement include statements relating to the expected effects of the Merger on KW and KWE, the expected timing and scope of the Merger and other statements other than historical facts. Often, but not always, forward-looking statements can be identified by the use of forward-looking words such as “plans”, “expects”, “does not expect”, “is expected”, “is subject to”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates”, “does not anticipate”, “believes”, or variations of such words and phrases or statements that certain actions, events or results “may”, “could”, “should”, “would”, “might” or “will” be taken, occur or be achieved. Although KW and KWE believe that the expectations reflected in such forward-looking statements are reasonable, KW and KWE can give no assurance that such expectations will prove to be correct. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements. These factors include the satisfaction of the Conditions, as well as additional factors, such as: risks relating to the KW Group’s and the KWE Group’s credit rating; local and global political and economic conditions, including Brexit; the KW Group’s and the KWE Group’s economic model and liquidity risks; financial services risk; the risks associated with KW’s and KWE’s brand, reputation and trust; environmental risks; safety, technology, data security and data privacy risks; the ability to realise the anticipated benefits and synergies of the Merger, including as a result of a delay in completing the Merger or difficulty in integrating the businesses of the companies involved; legal or regulatory developments and changes; the outcome of any litigation; the impact of any acquisitions or similar transactions; competition and market risks; the impact of foreign exchange rates; pricing pressures; and business continuity and crisis management. Other unknown or unpredictable factors could cause actual results to differ materially from those in the forward-looking statements. Such forward-looking statements should therefore be construed in the light of such factors. Neither KW nor KWE, nor any of their respective associates, directors, officers or advisers, provides any representation, assurance or guarantee that the occurrence of the events expressed or implied in any forward-looking statements in this Announcement will actually occur. You are cautioned not to place undue reliance on these forward-looking statements. Each forward-looking statement speaks only as of the date of this Announcement. None of KWE, the KWE Group, KW or the KW Group undertakes any obligation publicly to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Rounding

Certain figures included in this Announcement have been subjected to rounding adjustments. Accordingly, figures shown for the same category presented in different tables may vary slightly and figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

Rule 2.9 information

In accordance with Rule 2.9 of the Code, KW confirms that, as at the Latest Practicable Date, it had 114,237,750 shares of common stock of $0.0001 each in issue. KW currently holds no KW Shares in treasury. The KW Shares are traded on the NYSE. The ISIN for the KW Shares is US4893981070.

In accordance with Rule 2.9 of the Code, KWE confirms that, as at the Latest Practicable Date, it had 126,133,407 ordinary shares of no par value each in issue. KWE currently holds no KWE Shares in treasury. The KWE Shares are admitted to trading on the London Stock Exchange. The ISIN for the KWE Shares is JE00BJT32513.

Disclosure requirements of the Code

Under Rule 8.3(a) of the Code, any person who is interested in 1% or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the offer period and, if later, following the announcement in which any securities exchange offeror is first identified. An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 p.m. (London time) on the 10th business day following the commencement of the offer period and, if appropriate, by no later than 3.30 p.m. (London time) on the 10th business day following the announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.

Under Rule 8.3(b) of the Code, any person who is, or becomes, interested in 1% or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s), save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 p.m. (London time) on the business day following the date of the relevant dealing.

If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3.

Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).

Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Panel’s website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. You should contact the Panel’s Market Surveillance Unit on +44 (0)20 7638 0129 if you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure.

Publication on website and availability of hard copies

A copy of this Announcement and the documents required to be published by Rule 26 of the Code will be made available, subject to certain restrictions relating to persons resident in Restricted Jurisdictions, on KW’s website at ir.kennedywilson.com and KWE’s website at www.kennedywilson.eu by no later than 12 noon (London time) on 25 April 2017. For the avoidance of doubt, the contents of those websites are not incorporated into and do not form part of this Announcement.

KW Shareholders may request a hard copy of this Announcement, and any future documents, announcements and information, by contacting Goldman Sachs International during business hours on +44 (0) 20 7774 1000 or by submitting a request in writing to Chris Emmerson at Goldman Sachs International, Peterborough Court, 133 Fleet Street, London EC4A 2BB, United Kingdom.

KWE Shareholders may request a hard copy of this Announcement, and any future documents, announcements and information, by contacting the Corporate Services team at Crestbridge during business hours on +44 (0) 1534 835600 or by submitting a request in writing to the Corporate Services Team, Crestbridge, 47 Esplanade, St Helier, Jersey JE1 0BD.

If you have received this Announcement in electronic form, copies of this Announcement and any document or information incorporated by reference into this document will not be provided unless such a request is made.

If you are in any doubt about the contents of this Announcement or the action you should take, you are recommended to seek your own independent financial advice immediately from your stockbroker, bank manager, solicitor, accountant or independent financial adviser duly authorised under the Financial Services and Markets Act 2000 (as amended) if you are resident in the UK or, if not, from another appropriately authorised independent financial adviser.

Responsibility

The KW Directors accept responsibility for the information set out in this Announcement, except for that for which the KWE Directors accept responsibility as set out below. To the best of the knowledge and belief of the KW Directors (who have taken all reasonable care to ensure that such is the case), the information contained in this Announcement for which they are responsible is in accordance with the facts and does not omit anything likely to affect the import of such information.

The KWE Directors accept responsibility for the information contained in this Announcement which relates solely to KWE, to the KWE Directors (in their capacity as such), or to their respective close relatives, related trusts and other connected persons and persons acting in concert with KWE. To the best of the knowledge and belief of the KWE Directors (who have taken all reasonable care to ensure that such is the case), the information contained in this Announcement for which they are responsible is in accordance with the facts and does not omit anything likely to affect the import of such information.

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, IN OR INTO ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF SUCH JURISDICTION

THIS ANNOUNCEMENT IS AN ADVERTISEMENT AND NOT A PROSPECTUS OR PROSPECTUS EQUIVALENT DOCUMENT AND INVESTORS SHOULD NOT MAKE ANY INVESTMENT DECISION IN RELATION TO THE NEW KW SHARES EXCEPT ON THE BASIS OF INFORMATION IN THE SCHEME DOCUMENT WHICH IS PROPOSED TO BE PUBLISHED IN DUE COURSE

THIS ANNOUNCEMENT CONTAINS INSIDE INFORMATION

FOR IMMEDIATE RELEASE

24 April 2017

RECOMMENDED ALL-SHARE MERGER

OF

KENNEDY WILSON EUROPE REAL ESTATE PLC

AND

KENNEDY-WILSON HOLDINGS, INC.

1	Introduction

The KW Board and the Independent Committee of KWE are pleased to announce that they have reached agreement on the terms of a recommended all-share combination transaction of KW and KWE. It is intended that the Merger will be effected by means Court-sanctioned scheme of arrangement under Article 125 of the Jersey Companies Law.

2	The Merger

Under the terms of the Merger, which will be conditional on the Conditions set out in Part A of Appendix 1 to this Announcement and subject to the further terms and conditions set out in Part B of Appendix 1 to this Announcement and to be set out in the Scheme Document, KWE Scheme Shareholders at the Scheme Record Time will be entitled to receive:

0.667 New KW Shares for each KWE Scheme Share

Based on the Closing Price of US$22.50 per KW Share on the Latest Practicable Date and a £ / US$ exchange rate of 1.2779, the terms of the Merger value each KWE Share at approximately 1,174 pence and KWE’s entire issued share capital at approximately £1.5 billion.

The implied value of 1,174 pence per KWE Share represents:

•	a premium of approximately 20.0% to the Closing Price of 979 pence per KWE Share on the Latest Practicable Date;

•	a premium of approximately 22.4% to the volume weighted average price of 960 pence per KWE Share for the three month period ended on the Latest Practicable Date; and

•	a discount of approximately 3.4% to KWE’s last reported Adjusted NAV of 1,216 pence per KWE Share as at 31 December 2016.

KWE’s latest reported Adjusted NAV referred to above is based on third party valuations, as at 31 December 2016, as set out in the Annual Report and Accounts of the KWE Group for the year ended 31 December 2016. The Scheme Document will contain either updated valuations reported on in accordance with Rule 29 of the Code or confirmations that the valuations referred to above continue to apply.

Following completion of the Merger, KWE Shareholders would own approximately 36% and existing KW Shareholders would own approximately 64% of the Combined Group.

The New KW Shares will be issued credited as fully paid and will rank pari passu in all respects with KW Shares in issue at the time the New KW Shares are issued pursuant to the Merger, including the right to receive and retain dividends and other distributions declared, made or paid by reference to a record date falling on or after the Effective Date. Application will be made to the NYSE for the New KW Shares to be listed on the NYSE.

The KWE Shares will be acquired pursuant to the Merger fully paid and free from all liens, equitable interests, charges, encumbrances, rights of pre-emption and other third party rights of any nature whatsoever and together with all rights attaching to them as at the date of this Announcement or subsequently attaching or accruing to them, save for any Permitted KWE Dividends.

3	KWE, KW and Combined Group dividends

KWE Dividends

Under the terms of the Merger, KW and KWE have agreed that KWE Shareholders will be entitled to receive the next quarterly dividend of 12 pence per KWE Share, which KWE intends to pay to KWE Shareholders on the register of members on 13 May 2017.

In addition, KW and KWE have agreed that KWE Shareholders will also be entitled to receive a Closing Dividend after the Effective Date, as described in Appendix 4 to this Announcement. This Closing Dividend will reflect the principle agreed between KW and KWE that the aggregate dividends payable to KWE Shareholders should be equal to the accrued but unpaid ordinary dividends that would otherwise have been payable in respect of KWE Shares in respect of the period from 1 April 2017 until the Effective Date, with payments from KWE reduced, where necessary, by any dividend to which a former KWE Shareholder becomes entitled as a holder of New KW Shares after the Effective Date, but only to the extent of the portion of such dividend which relates to a period prior to the Effective Date.

KWE has agreed that, if the Effective Date falls on or after 18 August 2017, it will not pay the quarterly dividend of 12 pence per KWE Share which it would otherwise have intended to pay to KWE Shareholders on the register of members on 18 August 2017, but KWE Shareholders would instead receive this as part of the Closing Dividend, subject to any deduction for a KW dividend received to the extent that it relates to the same period.

Appendix 4 to this Announcement sets out further details of the dividend entitlements of KWE Shareholders and KW Shareholders.

The attention of KWE Shareholders is drawn to paragraph 17 of this Announcement. KWE Shareholders should note that distributions paid by KW to a holder of KW Shares (including a former KWE Shareholder who holds New KW Shares) that is not a “United States person” for US federal income tax purposes generally will be subject to US withholding tax at a rate of 30% of the gross amount (or a reduced rate prescribed by an applicable income tax treaty). Accordingly, the net amount received in aggregate by such a KWE Shareholder as a result of the combination of (i) the Permitted KWE Dividends, including the Closing Dividend calculated in the manner set out in Appendix 4 to this Announcement, and (ii) the dividend per KW Share which is declared by KW in respect of the quarterly period ending on the first KW Quarter Date to fall after the Effective Date may not necessarily be the same as if such a KWE Shareholder had only received dividends from KWE in respect of the same period.

If, on or after the date of this Announcement, any dividend and/or other distribution and/or other return of capital is declared, made or paid or becomes payable in respect of KWE Shares by reference to a record date falling prior to the Effective Date in excess of the Permitted KWE Dividends, KW reserves the right to reduce the Consideration by a number of KW Shares having a value equal to not more than the amount of such dividend and/or distribution and/or return of capital.

KW and Combined Group dividends

Following completion of the Merger, all KW Shareholders (including former KWE Shareholders) who hold KW Shares on the relevant record date will receive the full dividend per KW Share which is declared by KW in respect of the quarterly period ending on the first KW Quarter Date to fall after the Effective Date. To show its commitment to growing shareholder returns, the KW Board intends to increase the first quarterly dividend payable following the Effective Date from US$0.17 per KW Share by approximately 12% to US$0.19 per KW Share (which would equate to US$0.76 on an annualised basis).

Other than quarterly dividends in an amount not exceeding US$0.17 per KW Share (“Permitted KW Dividends”) or an on-market share buyback of KW Shares at a price no greater than the then prevailing market price, KW does not intend to effect or announce any intention to effect any other distribution, share redemption or capital reduction, whether in or in exchange for cash or other assets, prior to the Effective Date.

If, on or after the date of this Announcement, any dividend and/or other distribution and/or other return of capital (other than an on-market share buyback of KW Shares at a price no greater than the then prevailing market price) is declared, made or paid or becomes payable in respect of KW Shares by reference to a record date falling prior to the Effective Date in excess of the Permitted KW Dividends, KW will adjust the Consideration by increasing the number of New KW Shares which KWE Shareholders are entitled to receive in respect of each KWE Share as set out in Appendix 4 to this Announcement. As noted above, KW has no intention to pay any dividend and/or other distribution and/or other return of capital in which KWE Shareholders do not participate, except for the Permitted KW Dividends.

4	Background to and reasons for the Merger

The KW Board believes that a combination of KW and KWE will create a leading global real estate investment and asset management company with enhanced scale, diversification, liquidity and access to capital, as follows:

Merger creates a leading real estate investment and asset management platform

•

Based on the terms of the Merger, the Combined Group would have a market capitalisation of approximately US$4.0 billion (£3.1 billion) and an enterprise value of approximately US$8.2 billion (£6.4 billion). Given this increased scale, the Combined Group will receive greater weighting in key US stock indices, including the Russell 2000 (in which it is expected to be the fourth largest real estate company by market capitalisation) and the Russell 3000, enhancing liquidity in the stock and broadening the potential investor base.

Enhanced portfolio diversification

•

The Combined Group would have a global portfolio consisting of over 400 properties located across the Western United States (approximately 42% of pro forma carrying equity value of property as at 31 December 2016), United Kingdom (approximately 31%), Ireland (approximately 20%), Spain (approximately 4%), Italy (approximately 3%) and Japan (approximately 0.2%). Additionally, the Combined Group would have broad diversification across real estate sectors including: Office (approximately 33% of pro forma carrying equity value of property as at 31 December 2016), Multifamily (approximately 26%), Retail (approximately 22%), Hotels (approximately 7%), Industrial (approximately 3%) and Loans, Residential & Other (approximately 10%).

Flexibility to allocate capital across asset classes and markets that offer attractive risk-adjusted returns

•

KW’s approximately 400 employees in the US and approximately 100 employees in Europe provide the knowledge base to continue to make investment decisions that offer attractive risk-adjusted returns on capital. Additionally, the enhanced scale and profile of the Combined Group may result in enhanced access to capital and an expanded set of acquisition and development opportunities. KW’s capital allocation flexibility is further supplemented by its ability to use its balance sheet for attractive long-term investment opportunities and take advantage of shorter-term opportunities via funds and partnerships with third parties.

Strong pro forma capital structure to support growth

•

The Combined Group would have a strong pro forma capital structure, with pro forma leverage of approximately 51% net debt to enterprise value and approximately US$1.4 billion of pro forma liquidity (as at 31 December 2016), which will provide significant capacity to fund growth. The Combined Group would also benefit from well-staggered debt maturities, with less than 30% of debt maturing over the next five years, and access to diverse, global equity and debt capital sources. As a result of predominantly fixed-rate debt, the Combined Group would be well-positioned in the event of a rise in interest rates.

Earnings per share accretion, enhanced cash flows and growing dividend

•	The KW Board believes that the Merger will be accretive to adjusted net income per share immediately following completion of the Merger.(1)

•

The KW Board expects the Merger to generate certain synergies resulting from the elimination of duplicative public company costs in relation to KWE as well as KWE’s revolving credit facility, potential cost of capital improvements related to the differential between US and European interest rates, and potential additional income arising from the Combined Group’s ability to manage capital more efficiently as one group, which is expected to result in expanded capacity for investment to drive growth.

•

On a pro forma basis, the weighted average ownership of real estate assets held as at 31 December 2016 would increase from 42% to 66% following completion of the Merger, demonstrating KW’s continued focus on growing recurring cash flows from owned real estate assets. The Combined Group’s strengthened cash flow profile would enhance potential future capital returns to shareholders. KW recently announced a 21% increase in its common dividend per share to US$0.17 per quarter or US$0.68 on an annualised basis and, to show its commitment to growing shareholder returns, the KW Board intends to increase the first quarterly dividend payable following the Effective Date from US$0.17 per KW Share by approximately 12% to US$0.19 per KW Share (which would equate to US$0.76 on an annualised basis). Thereafter, the KW Board plans to continue to evaluate the Combined Group’s dividend policy on a quarterly basis, with the overall aim of maintaining strong dividend coverage.

•

Additionally, KW intends to evaluate the most efficient tax structure for the Combined Group over time, which may enhance cash flows to shareholders in the future. This evaluation will take into account near-term expected changes to the US tax code and may result in, among other things, maintaining C-corporation status or a potential conversion into a real estate investment trust.

(1) KW’s average ownership of KWE for the full financial year ended 31 December 2016 was approximately 21.1%. Illustratively, had KW held 100% of KWE for the full financial year ended 31 December 2016, the adjusted net income per KW Share for that year would have been US$1.84, reflecting the reclassification of net income previously allocated to non-controlling interests in KWE, an increase in the effective tax rate on income previously attributable to non-controlling interests in KWE and the issue of 64,234,553 KW Shares. No statement in this Announcement is intended as a profit forecast or estimate for any period and no statement in this Announcement should be interpreted to mean that adjusted earnings per share for KW, KWE or the Combined Group, as appropriate, for the current or future financial years would necessarily match or exceed the historical published adjusted net income per share for KW, KWE or the Combined Group, as appropriate.

Continuity of leadership team with a strong track record

•

Since its IPO, KWE has been managed by KW’s leadership team, using KW’s platform and systems. There will be no change to management or systems as a result of the Merger, which should minimise integration risk and disruption to the business, and ensure KW’s high performance culture is maintained.

•

KW’s leadership team have a strong track record spanning several decades. Since becoming a public company on the NYSE in November 2009, KW has raised US$14 billion of public and private equity and acquired nearly US$19 billion of assets globally. During that same period, KW has generated a 30% internal rate of return or a 2.0x equity multiple on its realised real estate investments.

•	KW’s Board and management will own approximately 13% of the shares in the Combined Group following completion of the Merger, which creates a strong alignment with shareholders.

5	Recommendation

The Independent Committee of KWE, which has been so advised by Rothschild and J.P. Morgan Cazenove as to the financial terms of the Merger, considers the financial terms of the Merger to be fair and reasonable. In providing their advice to the Independent Committee of KWE, Rothschild and J.P. Morgan Cazenove have taken into account the commercial assessments of the Independent Committee of KWE.

Accordingly, the members of the Independent Committee of KWE intend unanimously to recommend that KWE Shareholders vote in favour of the Scheme at the Scheme Court Meeting and the resolutions relating to the Merger at the KWE General Meeting (or, in the event that the Merger is implemented by way of a Takeover Offer, accept the Offer). Simon Radford, the sole member of the Independent Committee of KWE who holds KWE Shares, has irrevocably undertaken to do so in respect of his own beneficial holding of 12,500 KWE Shares representing, in aggregate, approximately 0.01% of the existing issued ordinary share capital of KWE as at the Latest Practicable Date. Further details of this irrevocable undertaking are set out in Appendix 3 to this Announcement.

For the avoidance of doubt, neither the Independent Committee of KWE nor Rothschild nor J.P. Morgan Cazenove express any view as to the advantages or disadvantages of the Merger as far as KW Shareholders are concerned.

Rothschild and J.P. Morgan Cazenove have given and not withdrawn their consent to the inclusion in this Announcement of reference to their advice to the Independent Committee of KWE in the form and context in which it appears.

6	Background to, and reasons for, the recommendation by the Independent Committee of KWE

Since its IPO in 2014, KWE’s strategy of unlocking value in under-resourced real estate through active portfolio management, asset re-positioning and rigorous capital management has yielded strong returns, generating growth in net asset value along with a growing dividend.

The Independent Committee of KWE believes that KWE’s balanced portfolio, strong cash flows and ample liquidity place the business on a strong foundation and, accordingly, the Independent Committee of KWE continues to believe in the strong standalone prospects of KWE.

However, the Independent Committee of KWE also recognises that the Merger has the potential to deliver the following advantages:

•	access to a diversified international platform with strong growth prospects;

•	the potential for future upside from investment in the Combined Group based on opportunistic investment policies of management across multiple geographies and asset classes;

•	greater diversification of the underlying asset base with exposure to KW’s existing asset portfolio;

•	an internalised management structure without having to bear costs associated with this change; and

•	access to the same management expertise as currently in place at KWE with a proven track record of generating returns on investment.

The Independent Committee of KWE also notes that the terms of the Merger currently imply a value close to KWE’s latest reported Adjusted NAV per KWE Share as at 31 December 2016 and a premium to the Closing Price of KWE Shares on the Latest Practicable Date.

In formulating its views, the Independent Committee of KWE has also been mindful of a number of factors, including the externally managed structure of KWE and the terms of the IMA, KWE’s shareholder base (including KW’s position as a 23.6% shareholder of KWE) and KWE’s capital structure, business plan and prospects under the status quo.

7	Information relating to KW

KW is a global real estate investment company. KW owns, operates and invests in real estate, both on its own and through its investment platform. KW focuses on multifamily and commercial properties located in the Western United States, the United Kingdom, Ireland, Spain, Italy and Japan. To complement its investment business, KW also provides real estate services, primarily to financial services clients.

KW’s value is primarily derived from its ownership of income-producing real estate assets. As at 31 December 2016, KW had an ownership interest in approximately 39 million square feet of property globally, including 25,943 multifamily rental units and 18.1 million square feet of commercial property, with approximately US$13.4 billion of investment management and real estate assets under management (excluding KWE) and over US$1.5 billion of new initiatives under development (with approximately US$200 million of additional investments expected in the next three years). In addition to its core income-producing real estate, KW engages in development, redevelopment and value-add initiatives through which it seeks to enhance cash flows or reposition assets to increase disposal value. As at 31 December 2016, KW had over 500 employees in offices throughout the United States, the United Kingdom, Ireland, Jersey, Spain, Italy and Japan, and managed and worked with over 5,000 operating associates.

KW’s principal executive offices are located at 151 S. El Camino Drive, Beverly Hills, CA 90212, United States of America, and the telephone number for its principal executive offices is +1 310 887 6400. KW’s website is www.kennedywilson.com. The information contained in, or that can be accessed through, its website is not part of or incorporated by reference into this Announcement. KW Shares trade on the NYSE under the ticker symbol “KW”.

8	Information relating to KWE

KWE invests in real estate across the United Kingdom, Ireland, Spain and Italy. KWE aims to generate superior shareholder returns by unlocking value of under-resourced real estate across its target geographies. KWE’s existing portfolio is primarily invested across offices and retail in the United Kingdom and Ireland, weighted towards London, the South East of the United Kingdom and Dublin.

KWE is externally managed by KW through the Manager, KW’s wholly owned Jersey-incorporated subsidiary.

KWE’s registered office is located at 47 Esplanade, St. Helier, Jersey JE1 0BD, Channel Islands, and the telephone number for its registered office is +44 (0) 1534 835 722. KWE’s website is www.kennedywilson.eu. The information contained in, or that can be accessed through, its website is not part of or incorporated by reference into this Announcement. KWE Shares trade on the London Stock Exchange under the ticker symbol “KWE”.

9	Offer-related arrangements

9.1	Confidentiality Agreement

KW, the Manager and KWE have entered into the Confidentiality Agreement, pursuant to which the parties have undertaken, among other things, to (a) keep confidential all confidential information relating to the Merger and the other parties and not to disclose it to third parties (other than to certain permitted recipients), unless such disclosure is permitted pursuant to the Confidentiality Agreement (for example, where disclosure is required by law or regulation) and (b) use the confidential information for the sole purpose of considering, facilitating or advising on, or seeking advice in relation to, the Merger. These confidentiality obligations remain in force (i) for 24 months from the date of the Confidentiality Agreement or (ii) until completion of the Merger, whichever is earlier.

In addition, KW has also agreed that, other than KWE Shares acquired pursuant to the IMA (as to which see paragraph 10 below), neither it nor any person acting in concert with it may acquire any interest in any KWE Shares without the prior written consent of the Independent Committee of KWE. This restriction will fall away immediately if KW indicates to KWE that it is no longer actively considering the Merger.

9.2	Separate Manager’s Powers Agreement

KWE and the Manager have entered into the Separate Manager’s Powers Agreement, pursuant to which the Manager has agreed that, during the offer period, it will make all arrangements requested by the Independent Committee of KWE to allow certain named executives to make all payments out of the bank accounts of KWE or any member of the KWE Group which are specified by the Independent Committee of KWE. For the purposes of the Separate Manager’s Powers Agreement, “offer period” means the period starting on the date of the Separate Manager’s Powers Agreement and ending on the earlier of (i) completion of the Merger, (ii) the date on which KW publicly announces that its offer for KWE has been withdrawn or has lapsed and (iii) the date on which KW has confirmed in writing to the Independent Committee of KWE that it is no longer actively considering the Merger.

In addition, the Manager has agreed that, during the offer period and notwithstanding anything to the contrary in the IMA, it will not take certain actions without the prior written approval of the Independent Committee of KWE. These actions include, among other things, (i) causing KWE or any member of the KWE Group to issue or acquire any KWE Shares, (ii) causing any payments in excess of (a) £2,000,000 on any single day or (b) £5,000,000 in any period of three consecutive days to be made out of the bank accounts of KWE or any member of the KWE Group, (iii) entering into any agreement to sell or acquire, on behalf of KWE or any member of the KWE Group, any assets having a value in excess of £15,000,000 and (iv) taking any action or engaging in any conduct, or causing KWE or any member of the KWE Group to enter into any arrangement, which would be restricted under Rule 21 of the Code.

9.3	Transaction Agreement

KW and KWE have entered into the Transaction Agreement, pursuant to which the parties have agreed to certain mutual commitments to regulate the basis on which they are willing to implement the Merger.

In particular, the parties to the Transaction Agreement have agreed that KW shall have primary responsibility for obtaining all regulatory consents and approvals specified in Conditions 2(b) to 2(c) of this Announcement (the “Regulatory Consents”), and that each party will promptly make all filings and supply all information necessary to obtain the Regulatory Consents. Each party has also undertaken to provide copies of, and incorporate reasonable comments on, all material filings, notifications, submissions and communications in relation to satisfaction of the Regulatory Conditions. The parties have further undertaken to notify the other parties of, and allow persons nominated by the other to attend, all meetings or material telephone calls in connection with obtaining the satisfaction of the Regulatory Conditions and the implementation of the Merger and to make reasonable oral submissions during such meetings or telephone calls.

The parties have also undertaken, to the extent not prohibited by law or regulation, to keep the other informed of the progress towards satisfaction of the Regulatory Conditions and of any development that might reasonably be considered to be likely to prevent any of the Regulatory Conditions from being satisfied.

Pursuant to the Transaction Agreement, KW has undertaken to provide KWE with all such co-operation, information and assistance as it may reasonably request in connection with the preparation and verification of the Scheme Document and to procure that the KW Directors take responsibility for the information relating to KW, the KW Group, the Manager or any persons acting in concert with KW.

KW has agreed, to the extent not prohibited by law or regulation or disclosed generally to the public, to notify the members of the Independent Committee of KWE in writing if, on or after the date of the Transaction Agreement, KW or any of its subsidiaries (other than KWE and its subsidiaries) take certain actions including, but not limited to:

•	issuing, or becoming obliged to issue, any KW Shares (to the extent material in the context of the Merger);

•	declaring or paying any dividend or other distribution, other than its ordinary course quarterly dividends;

•	entering into any material agreement outside the ordinary course of its business (to the extent material in the context of the Merger); and

•	incurring any indebtedness which (if payable in full) would increase the borrowings of the KW Group (excluding KWE and its subsidiaries) by more than 20%.

10	Investment Management Agreement, RSUs and RSGs

Pursuant to the IMA, the Manager is entitled to receive a management fee for the services it provides as investment manager to KWE. Broadly, half of this management fee is settled in cash and the other half by KWE transferring existing or issuing new KWE Shares to the Manager. The number of KWE Shares to be transferred or issued to the Manager depends on a number of factors, such as the latest reported net asset value per KWE Share at the relevant time. The share element of the management fee in respect of a quarter is settled approximately two months after the end of that quarter. It is therefore not possible, at present, to determine the exact number of KWE Shares which will be transferred or issued to the Manager in settlement of the management fee prior to the Merger becoming effective.

KW has also granted a number of RSUs over issued KWE Shares held by it to certain KW Directors and to certain of its employees. Full details of how these RSUs will be dealt with under the Merger will be set out in the Scheme Document.

KW also intends to continue to grant RSGs to certain of its directors and employees in respect of its own shares and will continue to do so in the ordinary course and consistent with past practice.

11	Structure of the Merger

It is intended that the Merger will be implemented by way of a Court-sanctioned scheme of arrangement between KWE and the KWE Scheme Shareholders, made under Article 125 of the Jersey Companies Law. The procedure involves, among other things, an application by KWE to the Court to sanction the Scheme, in consideration for which the KWE Scheme Shareholders will receive the New KW Shares. The purpose of the Scheme is to provide for KW to become the owner of the entire issued and to be issued share capital of KWE.

The Scheme will become effective only if the following events, among others, occur on or before the Longstop Date:

•

a resolution to approve the Scheme is passed by a majority in number representing not less than three-quarters of the voting rights of the KWE Scheme Shareholders (or of each class of KWE Scheme Shareholders, as applicable) on the register of members of KWE at the Scheme Voting Record Time, present and voting, whether in person or by proxy, at the Scheme Court Meeting (and at each separate class meeting, if applicable), or any adjournment thereof;

•

all resolutions required to approve and implement the Scheme and to approve certain related matters are passed by the requisite majority of KWE Shareholders at the KWE General Meeting (or any adjournment thereof);

•	the Scheme is sanctioned (without modification or with modification on terms agreed by KW and KWE) by the Court; and

•	the Scheme Court Order is delivered to the Registrar of Companies for registration.

Upon the Scheme becoming effective: (i) it will be binding on all KWE Scheme Shareholders, irrespective of whether or not they attended or voted at the Scheme Court Meeting or the KWE General Meeting (and if they attended and voted, whether or not they voted in favour) and (ii) share certificates in respect of KWE Shares will cease to be valid and entitlements to KWE Shares held within CREST will be cancelled.

If the Scheme does not become effective on or before the Longstop Date, it will lapse and the Merger will not proceed (unless the Panel otherwise consents).

The Scheme Document will include full details of the Scheme, together with notices of the Scheme Court Meeting and the KWE General Meeting. The Scheme Document will also contain the expected timetable for the Merger and will specify the necessary actions to be taken by KWE Shareholders. It is expected that the Scheme Document will be despatched to KWE Shareholders, together with the Forms of Proxy, by July 2017. For the purposes of paragraph 3(a) of Appendix 7 of the Code, and with the agreement of the Independent Committee of KWE, the Panel has consented to this arrangement. Subject, among other things, to the satisfaction or waiver of the Conditions, it is currently expected that the Scheme will become effective in the third quarter of 2017.

Fractions of New KW Shares will not be issued to KWE Shareholders. Instead, KWE Shareholders who otherwise would have received a fraction of a New KW Share will instead receive an amount in cash rounded to the nearest cent, based on the amount obtained by multiplying such fraction by the average of the high and low sales prices of KW Shares on the NYSE on each of the five consecutive trading days ending on the trading day that is two trading days prior to the Effective Date, except that individual entitlements of less than US$5.00 will not be paid but will be retained for the benefit of the Combined Group.

Details of how UK shareholders can hold, access and trade the New KW Shares will be set out in the Scheme Document.

The Scheme will be governed by Jersey law and will be subject to the jurisdiction of the Court. The Scheme will be subject to the applicable requirements of the Code, the Panel, the London Stock Exchange, the NYSE, the FCA and the Jersey Financial Services Commission.

12	Conditions

The Merger will be subject to the Conditions set out in Part A of Appendix 1 to this Announcement and to the further terms and conditions set out in Part B of Appendix 1 to this Announcement and to be set out in the Scheme Document, including, among other things: (i) approval by a majority in number representing not less than three-quarters of the voting rights of the KWE Scheme Shareholders (or class of KWE Scheme Shareholders, as the case may be) on the register of members of KWE at the Scheme Voting Record Time, present and voting, whether in person or by proxy, at the Scheme Court Meeting (and at each separate class meeting, if applicable), or any adjournment thereof, (ii) the passing of all resolutions required to approve and implement the Scheme and to approve certain related matters by the requisite majority of KWE Shareholders at the KWE General Meeting (or any adjournment thereof), (iii) the Scheme being sanctioned (without modification or with modification on terms acceptable to KW and KWE) by the Court no later than the Longstop Date, (iv) the passing of the KW Shareholder Resolution by the requisite majority of KW Shareholders at the KW Special Meeting (or any adjournment thereof) by no later than the Longstop Date, (v) the approval of the Listing by the NYSE by no later than the Longstop Date and (vi) the Scheme Court Order being delivered to the Registrar of Companies for registration by no later than the Longstop Date.

13	KW Shareholder approval

The total number of New KW Shares which KW intends to issue in consideration for the Merger will be at least 20% of KW’s pre-Merger outstanding shares. Accordingly, KW will be required under the rules of the NYSE to seek the approval of KW Shareholders for the KW Shareholder Resolution at the KW Special Meeting. The KW Directors intend unanimously to recommend KW Shareholders to vote in favour of the KW Shareholder Resolution.

KW will send KW Shareholders the US Proxy Statement, which will include a notice convening the KW Special Meeting. The Merger is conditional on, among other things, the KW Shareholder Resolution being passed by the requisite majority of KW Shareholders at the KW Special Meeting.

It is expected that the US Proxy Statement will be posted to KW Shareholders at or around the same time as the Scheme Document is posted to KWE Shareholders and that the KW Special Meeting will be held at or around the same time as the KWE Meetings.

14	Delisting and re-registration

It is intended that dealings in KWE Shares will be suspended at 5.00 p.m. London time on the Business Day prior to the Effective Date. It is further intended that an application will be made to the UKLA for the cancellation of the listing of the KWE Shares on the Official List and to the London Stock Exchange for the cancellation of trading of the KWE Shares on the Main Market, with effect as at or shortly following the Effective Date.

On the Effective Date, entitlements held within CREST to the KWE Shares will be cancelled, and share certificates in respect of the KWE Shares will cease to be valid.

It is also intended that, as soon as reasonably practicable following the Scheme becoming effective, KWE will be re-registered as a private company under Part 4 of the Jersey Companies Law. It is further intended that an application will be made to the Jersey Financial Services Commission for the revocation of the certificate issued to KWE pursuant to the Collective Investment Funds (Jersey) Law 1998, as amended, with effect as at or shortly following the Effective Date.

15	Disclosure of interests in KWE relevant securities

15.1

KW is making a public Opening Position Disclosure in respect of the interests in the relevant securities of KWE held by KW and its concert parties on at or about the same time as this Announcement (the “KW Opening Position Disclosure”).

15.2

As at the Latest Practicable Date, save for (i) the disclosures in the KW Opening Position Disclosure and (ii) the irrevocable undertaking referred to in Appendix 3 to this Announcement, none of KW or any of its directors nor, so far as KW is aware, any person acting, or deemed to be acting, in concert with KW had:

15.2.1	any interest in, or right to subscribe for, relevant securities of KWE;

15.2.2

any short positions in (whether conditional or absolute and whether in the money or otherwise), including any short positions under a derivative, any agreement to sell or any delivery obligation or right to require another person to purchase or take delivery of, any relevant securities of KWE; or

15.2.3	borrowed or lent, or entered into any financial collateral arrangement or dealing arrangements in respect of, any relevant securities of KWE.

16	Overseas Shareholders

The availability of the Merger and the distribution of this Announcement to KWE Shareholders who are not resident in the UK, Jersey or the United States may be affected by the laws of the relevant jurisdiction. Such persons should inform themselves of, and observe, any applicable legal or regulatory requirements of their jurisdiction. KWE Shareholders who are in any doubt regarding such matters should consult an appropriate independent professional adviser in the relevant jurisdiction without delay.

This Announcement does not constitute an offer for sale of any securities or an offer or an invitation to purchase any securities. KWE Shareholders are advised to read the Scheme Document and related Forms of Proxy carefully once these have been despatched.

17	Taxation

It is expected that the exchange of KWE Shares for New KW Shares (and cash in respect of a fractional entitlement to a New KW Share) pursuant to the Merger will be a taxable transaction for US federal income tax purposes.

It is expected that, for the purposes of UK tax on chargeable gains, KWE Shareholders who are tax resident in the UK will not be treated as making a disposal of their KWE Shares as a result of the Merger but instead will be treated as having acquired their New KW Shares for the same consideration (less any cash received in respect of a fractional entitlement to a New KW Share) and at the same time as they acquired their KWE Shares.

In general, distributions paid by KW to a holder of KW Shares (including a former KWE Shareholder who holds New KW Shares) that is not a “United States person” for US federal income tax purposes will be subject to US withholding tax at a rate of 30% of the gross amount of the distribution (or a reduced rate prescribed by an applicable income tax treaty), unless the distributions are effectively connected with a trade or business carried on by such shareholder within the United States (and, if an income tax treaty applies, are attributable to a permanent establishment of such shareholder within the United States). For individual holders of KW Shares (including former KWE Shareholders who hold New KW Shares) entitled to benefits under the UK/US income tax treaty, in most circumstances the rate of such withholding would be reduced to 15%. Such holders may be able to credit the US tax withheld against any UK tax liability in respect of the dividends.

A more detailed description of the anticipated tax consequences of the Merger will be set out in the Scheme Document.

Each KWE Shareholder should seek independent professional advice regarding the tax consequences of the Merger, which may vary according to the particular circumstances of that shareholder.

18	Documents published on a website

Copies of the following documents will, by no later than 12 noon (London time) on 25 April 2017, be published on KW’s website at ir.kennedywilson.com and KWE’s website at www.kennedywilson.eu until the completion of the Merger:

•	this Announcement;

•	the irrevocable undertaking listed in Appendix 3 to this Announcement;

•	the Confidentiality Agreement referred to in paragraph 9 above;

•	the Separate Manager’s Powers Agreement referred to in paragraph 9 above; and

•	the Transaction Agreement referred to in paragraph 9 above.

19	General

The Merger is subject to the satisfaction or waiver of the Conditions set out in Part A of Appendix 1 to this Announcement. The Merger is also subject to the further terms and conditions set out in Part B of Appendix 1 to this Announcement and to be set out in the Scheme Document.

KW reserves the right to elect, subject to the Panel’s consent, to implement the Merger by way of a Takeover Offer as an alternative to the Scheme. In such an event, the Offer will be implemented on the same terms (subject to appropriate amendments), so far as applicable, as those which would apply to the Scheme.

If the Merger is effected by way of a Takeover Offer and such Offer becomes or is declared unconditional in all respects and sufficient acceptances are received, KW intends to: (i) make a request to the UKLA to cancel the listing of the KWE Shares from the Official List; (ii) make a request to the London Stock Exchange to cancel trading in KWE Shares on the Main Market; and (iii) exercise its rights to apply the relevant provisions of Part 18 of the Jersey Companies Law to acquire compulsorily the remaining KWE Shares in respect of which the Offer has not been accepted.

The New KW Shares to be issued pursuant to the Merger will be issued pursuant to the exemption from registration provided by Section 3(a)(10) under the US Securities Act and listed on the NYSE. The New KW Shares have not been, and will not be, listed on any stock exchange other than the NYSE and have not been, and will not be, registered under the US Securities Act or under any laws of any state, district or other jurisdiction of the United States, nor have clearances been, nor will they be, obtained from the securities commission or similar authority of any province or territory of Canada and no prospectus has been, or will be, filed, or registration made, under any securities law of any province or territory of Canada, nor has a prospectus in relation to the New KW Shares been, nor will one be, lodged with, or registered by, the Australian Securities and Investments Commission, nor have any steps been taken, nor will any steps be taken, to enable the New KW Shares to be offered in compliance with applicable securities laws of Japan and no regulatory clearances in respect of the New KW Shares have been, or will be, applied for in any other jurisdiction. Accordingly, the New KW Shares are not being, and may not be, offered, sold, resold, delivered or distributed, directly or indirectly, in, into or from any Restricted Jurisdiction or to, or for the account or benefit of, any resident of any Restricted Jurisdiction unless an exemption under relevant securities laws is available (including, in the case of the United States, the exemption from registration provided by Section 3(a)(10) under the US Securities Act).

If, in the future, KW exercises the right to implement the Merger by way of a Takeover Offer, the New KW Shares may be registered under the US Securities Act if no exemption from registration is available. If the Merger is implemented by way of a Takeover Offer, it will be done in compliance with the applicable tender offer rules under the US Exchange Act, including any applicable exemptions provided under Rules 14d-1(c) and 14(d)-1(d) thereunder.

Goldman Sachs, BofA Merrill Lynch, Rothschild and J.P. Morgan Cazenove have each given and not withdrawn their consent to the publication of this Announcement with the inclusion herein of the references to their names in the form and context in which they appear.

Goldman Sachs and BofA Merrill Lynch are acting as financial advisers to KW. Wachtell, Lipton, Rosen & Katz is acting as US legal adviser to KW, Macfarlanes LLP is acting as UK legal adviser to KW and Ogier is acting as Jersey legal adviser to KW.

Rothschild is acting as lead financial adviser to the Independent Committee of KWE. J.P. Morgan Cazenove is acting as financial adviser to the Independent Committee of KWE. Sullivan & Cromwell LLP is acting as US and UK legal adviser to the Independent Committee of KWE and Appleby is acting as Jersey legal adviser to the Independent Committee of KWE.

The sources of certain financial information and bases of calculation contained in this Announcement are set out in Appendix 2 to this Announcement. Certain terms used in this Announcement are defined in Appendix 5 to this Announcement.

Enquiries

Kennedy-Wilson Holdings, Inc.

Matt Windisch	+1 310 887 6400

Goldman Sachs (lead financial adviser to KW)

Mark Sorrell	+44 (0) 20 7774 1000
Chris Emmerson	+44 (0) 20 7774 1000
David Friedland	+1 212 902 0300
Keith Wetzel	+1 310 407 5700

BofA Merrill Lynch (financial adviser to KW)

Geoff Iles	+44 (0) 20 7628 1000
Kieran Millar	+44 (0) 20 7628 1000
Jeff Horowitz	+1 646 855 3213
Cavan Yang	+1 646 855 4157

Joele Frank, Wilkinson Brimmer Katcher (public relations adviser to KW)

Meaghan Repko	+1 212 355 4449
Matt Gross	+1 212 355 4449

Kennedy Wilson Europe Real Estate plc

Charlotte Valeur	+44 (0) 1534 835 722

Rothschild (lead financial adviser to the Independent Committee of KWE)

Alex Midgen	+44 (0) 20 7280 5000
Sam Green	+44 (0) 20 7280 5000

J.P. Morgan Cazenove (financial adviser to the Independent Committee of KWE)

Dwayne Lysaght	+44 (0) 20 7742 6000
Bronson Albery	+44 (0) 20 7742 6000
Kirshlen Moodley	+44 (0) 20 7742 6000
Tara Morrison	+44 (0) 20 7742 6000

FTI Consulting (public relations adviser to KWE)

Dido Laurimore	+44 (0) 203 727 1000
Richard Sunderland	+44 (0) 203 727 1000

Further information

This Announcement is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the Merger or otherwise, nor shall there be any sale, issuance or transfer of securities of KW or KWE in any jurisdiction in contravention of applicable law. The Merger will be implemented solely by means of the Scheme Document and the accompanying Forms of Proxy (or, in the event that the Merger is to be implemented by means of a Takeover Offer, the Takeover Offer document), which will contain the full terms and conditions of the Merger, including details of how to vote in respect of the Merger.

KW will prepare the US Proxy Statement to be distributed to KW Shareholders, containing details of the Merger, notice of the KW Special Meeting and information on the New KW Shares. KW urges KWE Shareholders to read the Scheme Document carefully when it becomes available, because it will contain important information in relation to the Merger and the New KW Shares. KW urges KW Shareholders to read the US Proxy Statement carefully when it becomes available.

Any vote in respect of resolutions to be proposed at the KWE Meetings or the KW Special Meeting to approve the Merger, the Scheme or related matters should be made only on the basis of the information contained in the Scheme Document or, in the case of KW Shareholders, the US Proxy Statement.

This Announcement does not constitute a prospectus or prospectus equivalent document.

Please be aware that addresses, electronic addresses and certain other information provided by KWE Shareholders, persons with information rights and other relevant persons for the receipt of communications from KWE may be provided to KW during the offer period as required under Section 4 of Appendix 4 of the Code to comply with Rule 2.11(c).

Goldman Sachs, which is authorised by the Prudential Regulation Authority and regulated by the FCA and the Prudential Regulation Authority in the UK, is acting exclusively for KW and no one else in connection with the Merger or any other matter referred to in this Announcement and will not be responsible to anyone other than KW for providing the protections afforded to clients of Goldman Sachs, or for providing advice in relation to the Merger or any other matters referred to in this Announcement.

Merrill Lynch International, which is authorised by the Prudential Regulation Authority and regulated by the FCA and the Prudential Regulation Authority in the UK, and Merrill Lynch, Pierce, Fenner & Smith Incorporated (together with Merrill Lynch International, “BofA Merrill Lynch”) are acting exclusively for KW and no one else in connection with the Merger or any other matter referred to in this Announcement and will not be responsible to anyone other than KW for providing the protections afforded to clients of BofA Merrill Lynch, or for providing advice in relation to the Merger or any other matters referred to in this Announcement.

Rothschild, which is authorised and regulated by the FCA in the UK, is acting exclusively for the Independent Committee of KWE and no one else in connection with the Merger and any other matter referred to in this Announcement and will not be responsible to anyone other than the Independent Committee of KWE for providing the protections afforded to clients of Rothschild, or for providing advice in relation to the Merger or any other matters referred to in this Announcement.

J.P. Morgan Limited (which conducts its UK investment banking business as J.P. Morgan Cazenove (“J.P. Morgan Cazenove”)), which is authorised and regulated in the UK by the FCA, is acting exclusively for the Independent Committee of KWE and no one else in connection with the Merger or any other matter referred to in this Announcement and will not be responsible to anyone other than the Independent Committee of KWE for providing the protections afforded to clients of J.P. Morgan Cazenove, or for providing advice in relation to the Merger or any other matters referred to in this Announcement.

Overseas jurisdictions

The release, publication or distribution of this Announcement in or into jurisdictions other than the UK, Jersey or the United States may be restricted by law and therefore any persons who are subject to the law of any jurisdiction other than the UK, Jersey or the United States should inform themselves about, and observe, any applicable legal or regulatory requirements. In particular the ability of persons who are not resident in the UK, Jersey or the United States to vote their KWE Shares with respect to the Scheme at the Scheme Court Meeting, or to appoint another person as proxy to vote at the Scheme Court Meeting on their behalf, may be affected by the laws of the relevant jurisdictions in which they are located. Any failure to comply with the applicable restrictions may constitute a violation of the securities laws of any such jurisdiction. To the fullest extent permitted by applicable law, the companies and persons involved in the Merger disclaim any responsibility or liability for the violation of such restrictions by any person. This Announcement has been prepared for the purpose of complying with Jersey law and the Code and the information disclosed may not be the same as that which would have been disclosed if this Announcement had been prepared in accordance with the laws of jurisdictions outside of England and Wales and Jersey. Unless otherwise determined by KW or required by the Code, and permitted by applicable law and regulation, the Merger will not be made available directly or indirectly in, into or from a Restricted Jurisdiction where to do so would violate the laws in that jurisdiction and no person may vote in favour of the Merger by use of mail or any other means or instrumentality (including, without limitation, facsimile, email or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or any facility of a national, state or other securities exchange of, any Restricted Jurisdiction.

Copies of this Announcement and any formal documentation relating to the Merger will not be and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in, into or from any Restricted Jurisdiction or any jurisdiction where to do so would violate the laws of that jurisdiction and persons receiving such documents (including custodians, nominees and trustees) must not mail or otherwise forward, distribute or send them in, into or from any Restricted Jurisdiction. Doing so may render invalid any related purported vote in respect of the Merger. If the Merger is implemented by way of a Takeover Offer (unless otherwise permitted by applicable law or regulation), the Offer may not be made, directly or indirectly, in or into or by use of mail or any other means or instrumentality (including, without limitation, facsimile, email or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or any facility of a national, state or other securities exchange of, any Restricted Jurisdiction and the Offer will not be capable of acceptance by any such use, means, instrumentality or facilities or from within any Restricted Jurisdiction.

The availability of New KW Shares pursuant to the Merger to KWE Shareholders who are not resident in the UK, Jersey or the United States or the ability of those persons to hold such shares may be affected by the laws or regulatory requirements of the relevant jurisdictions in which they are resident. Persons who are not resident in the UK, Jersey or the United States should inform themselves of, and observe, any applicable legal or regulatory requirements.

Further details in relation to Overseas Shareholders will be contained in the Scheme Document.

Additional information for US investors

The Merger relates to the shares of a Jersey company and is being made by means of a scheme of arrangement provided for under Jersey law. A transaction effected by means of a scheme of arrangement is not subject to the tender offer rules under the US Exchange Act and is exempt from the registration requirements under the US Securities Act. Accordingly, the Merger will be subject to disclosure requirements and practices applicable in the UK and Jersey to schemes of arrangement, which are different from the disclosure and other requirements of the US tender offer and securities laws.

It may be difficult for US holders of KWE Shares to enforce their rights and any claims they may have arising under US federal securities laws in connection with the Merger, since KWE is organised under the laws of a country other than the US, and some or all of its officers and directors may be residents of countries other than the US and most of the assets of KWE are located outside of the US. US holders of KWE Shares may not be able to sue a non-US company or its officers or directors in a non-US court for violations of US securities laws. Further, it may be difficult to compel a non-US company and its affiliates to subject themselves to a US court’s jurisdiction or judgment.

The Merger may in the circumstances provided for in this Announcement, instead be carried out by way of a Takeover Offer under Jersey law. If KW exercises its right to implement the Merger by way of a Takeover Offer, such Offer will be made in compliance with applicable US tender offer and securities laws and regulations, including the exemptions therefrom.

In accordance with normal UK practice, KW or its nominees, or its brokers (acting as agents), may from time to time make certain purchases of, or arrangements to purchase, KWE Shares outside of the US, other than pursuant to the Merger, until the date on which the Merger and/or Scheme becomes effective, lapses or is otherwise withdrawn. These purchases may occur either in the open market at prevailing prices or in private transactions at negotiated prices. Any information about such purchases will be disclosed, as required in the UK, will be reported to a Regulatory Information Service and will be available on the London Stock Exchange website at www.londonstockexchange.com.

This Announcement may be deemed to be solicitation material in respect of the proposed acquisition of KWE by KW, including the issuance of the New KW Shares in respect of the Merger. In connection with the foregoing proposed issuance of New KW Shares, KW expects to file a proxy statement on Schedule 14A with the SEC. To the extent KW effects the acquisition of KWE as a scheme of arrangement under Jersey law, the issuance of the New KW Shares in the Merger would not be expected to require registration under the US Securities Act, pursuant to an exemption provided by Section 3(a)(10) of the US Securities Act. In the event that KW determines to effect the Merger pursuant to an Offer or otherwise in a manner that is not exempt from the registration requirements of the US Securities Act, it will file a registration statement with the SEC containing a prospectus with respect to the New KW Shares that would be issued in the Merger. INVESTORS AND SECURITY HOLDERS OF KW ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION

WITH THE MERGER THAT KW WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT KW, THE PROPOSED ISSUANCE OF THE NEW KW SHARES AND THE MERGER. The preliminary proxy statement, the definitive proxy statement, in each case as applicable, and other relevant materials in connection with the proposed issuance of the New KW Shares and the Merger (when they become available), and, if required, the registration statement/prospectus and other documents filed by KW with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC at KW’s website, ir.kennedywilson.com, or by contacting KW’s Investor Relations department in writing at 151 S. El Camino Drive, Beverly Hills, CA 90212, United States of America.

KW believes that KW, KWE, their respective directors and certain KW executive officers may be deemed to be participants in the solicitation of proxies from KW Shareholders with respect to the Merger, including the proposed issuance of New KW Shares. Information about KW’s directors and executive officers and their ownership of KW Shares and KWE Shares or securities referencing KWE Shares is set out in KW’s Annual Report on Form 10-K for the fiscal year ended 31 December 2016, which was filed with the SEC on 27 February 2017, KW’s proxy statement for its 2016 Annual Meeting of Stockholders, which was filed with the SEC on 29 April 2016, and KWE’s Annual Report for the year ended 31 December 2016, which was filed with the SEC by KW on Form 8-K on 23 March 2017. Information about the directors of KWE is set out in KWE’s Annual Report for the year ended 31 December 2016, which was filed with the SEC by KW on Form 8-K on 23 March 2017. Information regarding the identity of the potential participants, and their direct or indirect interests in the solicitation, by security holdings or otherwise, will be set out in the proxy statement and other materials to be filed with the SEC in connection with the Merger and issuance of New KW Shares. However, readers should note that the KWE Directors do not accept responsibility for any information contained in this Announcement other than as set out under “Responsibility” below.

For the avoidance of doubt, neither the Independent Committee of KWE nor Rothschild nor J.P. Morgan Cazenove express any view as to the advantages or disadvantages of the Merger as far as KW Shareholders are concerned.

Forward-looking statements

This Announcement (including information incorporated by reference into this Announcement), oral statements made regarding the Merger, and other information published by KW and KWE contain statements which are, or may be deemed to be, “forward-looking statements” with respect to the financial condition, results of operations and businesses of KWE and KW and the KWE Group and the KW Group, and certain plans and objectives of KWE and KW with respect to the Combined Group. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are prospective in nature and are not based on historical facts, but rather on current expectations and projections of the management of KW and KWE about future events, and are therefore subject to risks and uncertainties which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. The forward-looking statements contained in this Announcement include statements relating to the expected effects of the Merger on KW and KWE, the expected timing and scope of the Merger and other statements other than historical facts. Often, but not always, forward-looking statements can be identified by the use of forward-looking words such as “plans”, “expects”, “does not expect”, “is expected”, “is subject to”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates”, “does not anticipate”, “believes”, or variations of such words and phrases or statements that certain actions, events or results “may”, “could”, “should”, “would”, “might” or “will” be taken, occur or be achieved. Although KW and KWE believe that the expectations reflected in such forward-looking statements are reasonable, KW and KWE can give no assurance that such expectations will prove to be correct. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements. These factors include the satisfaction of the Conditions, as well as additional factors, such as: risks relating to the KW Group’s and the KWE Group’s credit rating; local and global political and economic conditions, including Brexit; the KW Group’s and the KWE Group’s economic model and liquidity risks; financial services risk; the risks associated with KW’s and KWE’s brand, reputation and trust; environmental risks; safety, technology, data security and data privacy risks; the ability to realise the anticipated benefits and synergies of the Merger, including as a result of a delay in completing the Merger or difficulty in integrating the businesses of the companies involved; legal or regulatory developments and changes; the outcome of any litigation; the impact of any acquisitions or similar transactions; competition and market risks; the impact of foreign exchange rates; pricing pressures; and business continuity and crisis management. Other unknown or unpredictable factors could cause actual results to differ materially from those in the forward-looking statements. Such forward-looking statements should therefore be construed in the light of such factors. Neither KW nor KWE, nor any of their respective associates, directors, officers or advisers, provides any representation, assurance or guarantee that the occurrence of the events expressed or implied in any forward-looking statements in this Announcement will actually occur. You are cautioned not to place undue reliance on these forward-looking statements. Each forward-looking statement speaks only as of the date of this Announcement. None of KWE, the KWE Group, KW or the KW Group undertakes any obligation publicly to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Rounding

Certain figures included in this Announcement have been subjected to rounding adjustments. Accordingly, figures shown for the same category presented in different tables may vary slightly and figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

Rule 2.9 information

In accordance with Rule 2.9 of the Code, KW confirms that, as at the Latest Practicable Date, it had 114,237,750 shares of common stock of $0.0001 each in issue. KW currently holds no KW Shares in treasury. The KW Shares are traded on the NYSE. The ISIN for the KW Shares is US4893981070.

In accordance with Rule 2.9 of the Code, KWE confirms that, as at the Latest Practicable Date, it had 126,133,407 ordinary shares of no par value each in issue. KWE currently holds no KWE Shares in treasury. The KWE Shares are admitted to trading on the London Stock Exchange. The ISIN for the KWE Shares is JE00BJT32513.

Disclosure requirements of the Code

Under Rule 8.3(a) of the Code, any person who is interested in 1% or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the offer period and, if later, following the announcement in which any securities exchange offeror is first identified. An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 p.m. (London time) on the 10th business day following the commencement of the offer period and, if appropriate, by no later than 3.30 p.m. (London time) on the 10th business day following the announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.

Under Rule 8.3(b) of the Code, any person who is, or becomes, interested in 1% or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s), save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 p.m. (London time) on the business day following the date of the relevant dealing.

If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3.

Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).

Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Panel’s website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. You should contact the Panel’s Market Surveillance Unit on +44 (0)20 7638 0129 if you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure.

Publication on website and availability of hard copies

A copy of this Announcement and the documents required to be published by Rule 26 of the Code will be made available, subject to certain restrictions relating to persons resident in Restricted Jurisdictions, on KW’s website at ir.kennedywilson.com and KWE’s website at www.kennedywilson.eu by no later than 12 noon (London time) on 25 April 2017. For the avoidance of doubt, the contents of those websites are not incorporated into and do not form part of this Announcement.

KW Shareholders may request a hard copy of this Announcement, and any future documents, announcements and information, by contacting Goldman Sachs International during business hours on +44 (0) 20 7774 1000 or by submitting a request in writing to Chris Emmerson at Goldman Sachs International, Peterborough Court, 133 Fleet Street, London EC4A 2BB, United Kingdom.

KWE Shareholders may request a hard copy of this Announcement, and any future documents, announcements and information, by contacting the Corporate Services team at Crestbridge during business hours on +44 (0) 1534 835600 or by submitting a request in writing to the Corporate Services Team, Crestbridge, 47 Esplanade, St Helier, Jersey JE1 0BD.

If you have received this Announcement in electronic form, copies of this Announcement and any document or information incorporated by reference into this document will not be provided unless such a request is made.

If you are in any doubt about the contents of this Announcement or the action you should take, you are recommended to seek your own independent financial advice immediately from your stockbroker, bank manager, solicitor, accountant or independent financial adviser duly authorised under the Financial Services and Markets Act 2000 (as amended) if you are resident in the UK or, if not, from another appropriately authorised independent financial adviser.

Responsibility

The KW Directors accept responsibility for the information set out in this Announcement, except for that for which the KWE Directors accept responsibility as set out below. To the best of the knowledge and belief of the KW Directors (who have taken all reasonable care to ensure that such is the case), the information contained in this Announcement for which they are responsible is in accordance with the facts and does not omit anything likely to affect the import of such information.

The KWE Directors accept responsibility for the information contained in this Announcement which relates solely to KWE, to the KWE Directors (in their capacity as such), or to their respective close relatives, related trusts and other connected persons and persons acting in concert with KWE. To the best of the knowledge and belief of the KWE Directors (who have taken all reasonable care to ensure that such is the case), the information contained in this Announcement for which they are responsible is in accordance with the facts and does not omit anything likely to affect the import of such information.

APPENDIX 1

CONDITIONS AND CERTAIN FURTHER TERMS OF THE SCHEME AND THE MERGER

Part A:	Conditions to the Scheme and Merger

The Merger will be conditional upon the Scheme becoming unconditional and effective, subject to the provisions of the Code, on or before the Longstop Date.

Scheme approval

1	The Scheme will be conditional upon:

(a)

(i) approval of the Scheme at the Scheme Court Meeting (and at any separate class meeting which may be required or any adjournment thereof) by a majority in number of the KWE Scheme Shareholders (or, if more than one class, of each class of KWE Scheme Shareholders) on the register of members of KWE at the Scheme Voting Record Time, present and voting, either in person or by proxy, representing three-quarters or more of the voting rights of the KWE Scheme Shares held by those KWE Scheme Shareholders (or class of KWE Scheme Shareholders, as the case may be) and (ii) such Scheme Court Meeting being held on or before the later of (1) the 22nd day after the expected date of the Scheme Court Meeting to be set out in the Scheme Document and (2) the fifth Business Day following the date on which the KW Shareholder Resolution has been duly passed (or, in each case, such later date (if any) as KW and KWE may agree);

(b)

(i) all resolutions required to approve and implement the Scheme as set out in the notice of the KWE General Meeting (including, without limitation, the Special Resolution) being duly passed by the requisite majority at the KWE General Meeting or at any adjournment thereof and (ii) the KWE General Meeting being held on or before the later of (1) the 22nd day after the expected date of the KWE General Meeting to be set out in the Scheme Document and (2) the fifth Business Day following the date on which the KW Shareholder Resolution has been duly passed (or, in each case, such later date (if any) as KW and KWE may agree); and

(c)

the sanction of the Scheme by the Court without modification, or with modification on terms acceptable to KW and KWE, and the delivery of the Scheme Court Order to the Registrar of Companies for registration.

Other conditions

2

In addition, KW and KWE have agreed that the Merger will be conditional upon the following Conditions and, accordingly, the necessary actions to make the Scheme effective will not be taken unless such Conditions (as amended, if appropriate) have been satisfied or, where relevant, waived:

KW Shareholder approval

(a)	the KW Shareholder Resolution being duly passed at the KW Special Meeting;

Listing of New KW Shares

(b)	the NYSE having authorised the Listing upon official notice of issuance and not having withdrawn such authorisation;

Anti-trust

(c)

to the extent that a mandatory notification to the CCPC pursuant to section 18(1)(a) of the Irish Competition Act is required in respect of the Merger, the Merger having been notified to the CCPC and one of the following having occurred:

(i)	the CCPC having informed KW of its determination pursuant to either section 21(2)(a) or section 22(3)(a) of the Irish Competition Act that the Merger may be put into effect;

(ii)

the CCPC having informed KW of its determination pursuant to section 22(3)(c) of the Irish Competition Act that the Merger may be put into effect subject to condition(s) specified by the CCPC being complied with;

(iii)

the period specified in section 21(2) of the Irish Competition Act having lapsed without the CCPC having informed KW of its determination (if any) under section 21(2)(a) or (b) of the Irish Competition Act; or

(iv)

where applicable, if 120 working days after the appropriate date (as defined by section 19(6) of the Irish Competition Act) have elapsed without the CCPC having informed KW of its determination (if any) under section 22 of the Irish Competition Act in relation to the Merger;

Other Third Party clearances

(d)

(other than in respect of the anti-trust clearance referred to in Condition 2(c) above) all material notifications to and filings with Third Parties which are necessary having been made, and all necessary waiting and other time periods (including any extensions of such waiting and other time periods), in each case under any applicable legislation or regulation of any relevant jurisdiction having expired, lapsed or been terminated (as appropriate) and all statutory or regulatory obligations in any relevant jurisdiction having been complied with, in each case in connection with the Scheme or the Merger or the acquisition or proposed acquisition of any shares or other securities in, or control or management of, any member of the Wider KWE Group by any member of the Wider KW Group, where the direct consequence of a failure to make such a notification or filing or to wait for the expiry, lapse or termination of any such waiting or time period would be unlawful in any relevant jurisdiction and have a material adverse effect on the Wider KW Group or the Wider KWE Group, in each case, taken as a whole;

(e)

(other than in respect of the anti-trust clearance referred to in Condition 2(c) above) no Third Party having intervened (as defined below) and there not continuing to be outstanding any statute, regulation or order of any Third Party (in each case which is material in the context of the Wider KW Group or the Wider KWE Group, in each case, taken as a whole) which would:

(i)

make the Scheme or the Merger or, in each case, its implementation or the acquisition or proposed acquisition by KW or any other member of the Wider KW Group of any shares or other securities in, or control or management of, any member of the Wider KWE Group void, illegal or unenforceable in any relevant jurisdiction, or otherwise materially restrain, prevent, prohibit, restrict or delay the same or impose material additional conditions or obligations with respect to the Scheme or the Merger or such acquisition, or otherwise materially impede, challenge or interfere with the Scheme or Merger or such acquisition, or require material amendment to the terms of the Scheme or Merger;

(ii)

materially limit or delay, or impose any material limitations on, the ability of any member of the Wider KW Group or any member of the Wider KWE Group to acquire or to hold or to exercise effectively all or any rights of ownership in respect of shares or other securities in, or to exercise voting or management control over, any member of the Wider KWE Group;

(iii)

require, prevent or materially delay the divestiture or materially alter the terms envisaged for any proposed divestiture by any member of the Wider KW Group of any shares or other equity securities in any member of the Wider KWE Group;

(iv)

require, prevent or materially delay the divestiture or alter the terms envisaged for any proposed divestiture by any member of the Wider KW Group or by any member of the Wider KWE Group of all or any material portion of their respective businesses, assets or properties or materially limit the ability of any of them to conduct any material portion of their respective businesses or to own or control any material portion of their respective assets or properties or any part thereof;

(v)

except pursuant to Articles 116 to 118 and Article 121 of the Jersey Companies Law, require any member of the Wider KW Group or of the Wider KWE Group to acquire, or to offer to acquire, any shares or other equity securities in any member of either group owned by any third party;

(vi)

materially limit the ability of any member of the Wider KW Group or of the Wider KWE Group to conduct or integrate or co-ordinate its business, or any material part of it, with the businesses or any material part of the businesses of any other member of the Wider KW Group or of the Wider KWE Group;

(vii)	result in any member of the Wider KWE Group or the Wider KW Group ceasing to be able to carry on business under any name under which it presently does so; or

(viii)	otherwise materially adversely affect any or all of the business, assets or profits of any member of the Wider KWE Group,

and all applicable waiting and other time periods during which any Third Party could intervene under the laws of any relevant jurisdiction in respect of the Merger having expired, lapsed or been terminated;

(f)

(other than in respect of the anti-trust clearance referred to in Condition 2(c) above) all material Authorisations which are necessary in any relevant jurisdiction for or in respect of the Scheme or Merger or the acquisition or proposed acquisition of any shares or other securities in, or control or management of, any member of the Wider KWE Group by any member of the Wider KW Group or the carrying on by any member of the Wider KWE Group of its business having been obtained, in terms and in a form reasonably satisfactory to KW, from all appropriate Third Parties or from any persons or bodies with whom any member of the Wider KWE Group has entered into contractual arrangements, in each case where the absence of such material Authorisation would have a material adverse effect on the Wider KWE Group taken as a whole and all such material Authorisations remaining in full force and effect and there being no written notice of any intention to revoke, suspend, restrict, modify or not to renew any of the same;

Certain matters arising as a result of any arrangement, agreement etc.

(g)

except as Disclosed, there being no provision of any arrangement, agreement, licence, permit, franchise or other instrument to which any member of the Wider KWE Group is a party, or by or to which any such member or any of its assets is or are or may be bound, entitled or subject or any circumstance, which, in each case as a consequence of the Scheme or Merger or the acquisition or proposed acquisition of any shares or other securities in, or control or management of, any member of the Wider KWE Group by any member of the Wider KW Group would result in (in each case to an extent which is material in the context of the Wider KWE Group taken as a whole):

(i)

any monies borrowed by or any other indebtedness or liabilities (actual or contingent) of, or any grant available to, any member of the Wider KWE Group being or becoming repayable or capable of being declared repayable immediately or prior to its stated maturity date or repayment date or the ability of any member of the Wider KWE Group to borrow monies or incur any indebtedness being withdrawn or inhibited or becoming capable of being withdrawn or inhibited;

(ii)

the creation or enforcement of any mortgage, charge or other security interest over the whole or any material part of the business, property, assets or interests of any member of the Wider KWE Group or any such mortgage, charge or other security interest (wherever created, arising or having arisen) becoming enforceable;

(iii)

any such arrangement, agreement, licence, permit, franchise or instrument, or the rights, liabilities, obligations or interests of any member of the Wider KWE Group thereunder, being, or becoming capable of being, terminated or adversely modified or affected or any adverse action being taken or any onerous obligation or liability arising thereunder;

(iv)

any material asset or interest of any member of the Wider KWE Group being or falling to be disposed of or charged or ceasing to be available to any member of the Wider KWE Group or any right arising under which any such material asset or interest could be required to be disposed of or could cease to be available to any member of the Wider KWE Group, otherwise than, in each case, in the ordinary course of business;

(v)	any member of the Wider KWE Group ceasing to be able to carry on business under any name under which it presently does so;

(vi)	the creation of material liabilities (actual or contingent) by any member of the Wider KWE Group, otherwise than in the ordinary course of business;

(vii)

the interests or business of any member of the Wider KWE Group in or with any other person, firm, company or body (or any arrangement or arrangements relating to any such interests or business) being adversely modified or affected; or

(viii)	the financial or trading position or the value of any member of the Wider KWE Group being prejudiced or adversely affected,

and no event having occurred which, under any provision of any such arrangement, agreement, licence, permit, franchise or other instrument, would, as a consequence of the Scheme or the Merger, result in any of the events or circumstances which are referred to in paragraphs (i) to (viii) of this Condition 2(g), in each case to an extent which is material in the context of the Wider KWE Group taken as a whole;

(h)	since 31 December 2016, except as Disclosed, no member of the Wider KWE Group having (in each case to an extent which is material in the context of the Wider KWE Group taken as a whole):

(i)

issued or agreed to issue, or authorised the issue of, additional shares of any class, or securities convertible into or exchangeable for, or rights, warrants or options to subscribe for or acquire, any such shares or convertible securities or transferred or sold any shares out of treasury, other than as between KWE and wholly-owned subsidiaries of KWE or between such wholly-owned subsidiaries;

(ii)	purchased or redeemed or repaid any of its own shares or other securities or reduced or made any other change to any part of its share capital;

(iii)

recommended, declared, paid or made, or proposed to recommend, declare, pay or make, any bonus, dividend or other distribution (whether payable in cash or otherwise) or any bonus issue (other than (i) a Permitted KWE Dividend or (ii) to KWE or a wholly-owned subsidiary of KWE);

(iv)

(other than any transaction in the ordinary course of business or a transaction as between KWE and its wholly-owned subsidiaries or between such wholly-owned subsidiaries) made or authorised any change in its loan capital;

(v)

(other than any transaction or disposal in the ordinary course of business or a transaction as between KWE and a wholly-owned subsidiary of KWE or between such wholly-owned subsidiaries) merged with, demerged or acquired any body corporate, partnership or business or acquired or disposed of or, other than in the ordinary course of business, transferred, mortgaged, charged or created any security interest over any assets or any right, title or interest in any assets (including shares in any undertaking and trade investments) or authorised the same;

(vi)

issued or authorised the issue of, or made any change in or to, any debentures or (except in the ordinary course of business or except as between KWE and its wholly-owned subsidiaries or between such wholly-owned subsidiaries) incurred or increased any indebtedness or liability (actual or contingent);

(vii)

(other than any transaction in the ordinary course of business) entered into or varied, or authorised, proposed or announced its intention to enter into or vary, any material agreement, contract, transaction or commitment (whether in respect of capital expenditure or otherwise) which:

(a)	is of a long term, onerous or unusual nature or magnitude or which could reasonably be expected to involve an obligation of such nature or magnitude; or

(b)	would materially restrict the business of any member of the Wider KWE Group;

(viii)

(other than in connection with the Merger and except as between KWE and its wholly-owned subsidiaries or between such wholly-owned subsidiaries) entered into, implemented, effected or authorised any merger, demerger, reconstruction, amalgamation, scheme, commitment or other transaction or arrangement in respect of itself or another member of the Wider KWE Group otherwise than in the ordinary course of business;

(ix)

entered into or varied to a material extent the terms of any contract, agreement or arrangement with any of the directors or senior executives of any member of the Wider KWE Group, save for salary increases, bonuses or variations of terms in the ordinary course of business or in connection with the Merger;

(x)

(other than in respect of a member of the Wider KWE Group which was solvent at the relevant time) taken any corporate action or had any legal proceedings instituted or threatened against it or petition presented or order made for its winding up (voluntarily or otherwise), dissolution or reorganisation or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of all or a substantial part of its assets and revenues or any analogous proceedings in any jurisdiction or appointed any analogous person in any jurisdiction;

(xi)

been unable, or admitted in writing that it is unable, to pay its debts or having stopped or suspended (or threatened to stop or suspend) payment of its debts generally or ceased or threatened to cease carrying on all or a substantial part of its business;

(xii)	waived or compromised any claim, otherwise than in the ordinary course of business;

(xiii)	other than in connection with the Merger, made any material alteration to its memorandum or articles of association;

(xiv)	made or agreed or consented to:

(a)	any material change:

(i)	to the terms of the trust deeds constituting the pension scheme(s) established for its directors, employees or their dependants;

(ii)	the contributions payable to any such scheme(s) or to the benefits which accrue or to the pensions which are payable thereunder;

(iii)	the basis on which qualification for, or accrual or entitlement to such benefits or pensions are calculated or determined;

(iv)	the basis upon which the liabilities (including pensions) or such pension schemes are funded, valued or made; or

(b)	any change to the trustees of such scheme(s), including the appointment of a trust corporation;

(xv)

proposed, agreed to provide or modified to a material extent the terms of any share option scheme, incentive scheme or other benefit relating to the employment or termination of employment of any person employed by the Wider KWE Group;

(xvi)

entered into any agreement, commitment or arrangement or passed any resolution or made any offer (which remains open for acceptance) or proposed or announced any intention with respect to any of the transactions, matters or events referred to in this Condition 2(h); or

(xvii)

entered into any contract, transaction or arrangement which would be materially restrictive on the business of any member of the Wider KWE Group or the Wider KW Group, other than to a nature and extent which is normal in the context of the business concerned;

No adverse change, litigation or regulatory enquiry

(i)	since 31 December 2016 and except as Disclosed:

(i)	there having been no adverse change in the business, assets or profits of any member of the Wider KWE Group which, in any case, is material in the context of the Wider KWE Group taken as a whole;

(ii)

no contingent or other liability of any member of the Wider KWE Group having arisen or increased (other than in the ordinary course of its business) which would materially adversely affect the business, assets or profits of any member of the Wider KWE Group to an extent which is material in the context of the Wider KWE Group taken as a whole;

(iii)

no litigation, arbitration proceedings, prosecution or other legal proceedings to which any member of the Wider KWE Group is or may become a party (whether as claimant, defendant or otherwise) having been threatened in writing, announced, implemented or instituted by or against or remaining outstanding against or in respect of any member of the Wider KWE Group, in each case to an extent which is material in the context of the Wider KWE Group taken as a whole; and

(iv)

(other than as a result of the Merger) no enquiry or investigation by, or complaint or reference to, any Third Party having been threatened in writing, announced, implemented, instituted by or against or remaining outstanding against or in respect of any member of the Wider KWE Group (in each case to an extent which is material in the context of the Wider KWE Group taken as a whole).

No discovery of certain matters

(j)	KW not having discovered, except as Disclosed, that:

(i)

any financial or business or other information concerning the Wider KWE Group disclosed prior to the date of this Announcement by or on behalf of any member of the Wider KWE Group publicly, or to any member of the Wider KW Group, is materially misleading or contains any material misrepresentation of fact or omits to state a fact necessary to make any information contained therein not materially misleading and which was not subsequently corrected by disclosure either publicly or otherwise to KW or its advisers, which in any case is material in the context of the Wider KWE Group taken as a whole;

(ii)	any member of the Wider KWE Group is subject to any material liability (actual or contingent) which has not been Disclosed and which is material in the context of the Wider KWE Group taken as a whole;

(iii)

any information which has not been Disclosed affects the import of any information which has been disclosed prior to the date of this Announcement by or on behalf of any member of the Wider KWE Group and which is material in the context of the Wider KWE Group taken as a whole;

(iv)

any past or present member of the Wider KWE Group has failed to comply with any and/or all applicable legislation or regulation of any jurisdiction with regard to the disposal, spillage, release, discharge, leak or emission of any waste or hazardous substance or any substance likely to impair the environment or harm human health or animal health or otherwise relating to environmental matters, or that there has otherwise been any such disposal, spillage, release, discharge, leak or emission (whether or not the same constituted a non-compliance by any person with any such legislation or regulations, and wherever the same may have taken place) any of which disposal, spillage, release, discharge, leak or emission would be likely to give rise to any material liability (actual or contingent) on the part of any member of the Wider KWE Group and which is material in the context of the Wider KWE Group taken as a whole; or

(v)

there is, or is reasonably likely to be, any material liability (actual or contingent) of any past or present member of the Wider KWE Group to make good, repair, reinstate or clean up any property or any controlled waters now or previously owned, occupied, operated or made use of or controlled by any such past or present member of the Wider KWE Group, under any environmental legislation, regulation, notice, circular or order of any government, governmental, quasi-governmental, state or local government, supranational, statutory or other regulatory body, agency, court, association or any other person or body in any jurisdiction and which is material in the context of the Wider KWE Group taken as a whole;

Anti-corruption, sanctions and criminal property

(k)	KW not having discovered (except as Disclosed) that:

(i)

any past or present member, director, officer or employee of the Wider KWE Group is or has at any time during the course of such person’s employment with any member of the Wider KWE Group engaged in any activity, practice or conduct which would constitute an offence under the Bribery Act 2010, the US Foreign Corrupt Practices Act of 1977 or any other anti-corruption legislation applicable to the Wider KWE Group;

(ii)	any asset of any member of the Wider KWE Group constitutes criminal property as defined by section 340(3) of the Proceeds of Crime Act 2002 (but disregarding paragraph (b) of that definition);

(iii)

any past or present member, director, officer or employee of the KWE Group is or has, at any time during the course of such person’s employment with, or performance of services for, any member of the KWE Group, engaged in any business with, made any investments in, made any funds or assets available to or received any funds or assets from: (a) any government, entity or individual in respect of which US or European Union persons, or persons operating in those territories, are prohibited from engaging in activities or doing business, or from receiving or making available funds or economic resources, by US or European Union laws or regulations, including the economic sanctions administered by the United States Office of Foreign Assets Control or HM Treasury & Customs or (b) any government, entity or individual targeted by any of the economic sanctions of the United Nations, the US, the European Union or any of its member states; or

(iv)

a member of the Wider KWE Group has engaged in any transaction which would cause any member of the Wider KW Group to be in breach of any law or regulation upon completion of the Merger, including the economic sanctions of the United States Office of Foreign Assets Control, or HM Treasury & Customs, or any government, entity or individual targeted by any of the economic sanctions of the United Nations, the US, the European Union or any of its member states.

For the purpose of these Conditions:

a)

“Third Party”: means any central bank, government, government department or governmental, quasi-governmental, supranational, statutory, regulatory, environmental or investigative body, authority (including any national or supranational anti-trust or merger control authority), court, trade agency, association, institution or professional or environmental body or any other person or body whatsoever in any relevant jurisdiction, including, for the avoidance of doubt, the Panel;

b)

a Third Party shall be regarded as having “intervened” if it has taken, instituted, implemented or threatened in writing any action, proceeding, suit, investigation, enquiry or reference or made, proposed or enacted any statute, regulation, decision or order or taken any measures or other steps (and, in each case, not having withdrawn the same) and “intervene” shall be construed accordingly; and

c)

“Authorisations”: means authorisations, orders, grants, recognitions, determinations, certificates, confirmations, consents, licences, clearances, provisions and approvals, in each case, of a Third Party.

Part B:	Certain further terms and conditions of the Merger

The Scheme will not become effective unless the Conditions have been fulfilled or (if capable of waiver) waived or, where appropriate, have been determined by KW to be or remain satisfied by no later than the Longstop Date.

Subject to the requirements of the Panel, and to the extent permitted by law, KW reserves the right in its sole discretion to waive, in whole or in part, any of the Conditions in Part A above, except for Conditions 1(a)(i), 1(b)(i), 1(c), 2(a), 2(b) and 2(c), which cannot be waived.

KW shall be under no obligation to waive (if capable of waiver), to determine to be or remain satisfied or to treat as fulfilled any of the Conditions in Part A above by a date earlier than the latest date specified above for the fulfilment of that Condition, notwithstanding that the other Conditions may at such earlier date have been waived or fulfilled and that there are, at such earlier date, no circumstances indicating that any Condition may not be capable of fulfilment.

Each of the Conditions shall be regarded as a separate condition and shall not be limited by reference to any other Condition.

KW reserves the right to elect to implement the Merger by way of a Takeover Offer, subject to the Panel’s consent. In such event, the Offer will be implemented on the same terms and conditions, so far as applicable and subject to Part 18 of the Jersey Companies Law, as those which would apply to the Scheme subject to appropriate amendments to reflect the change in method of effecting the Merger, including (without limitation) an acceptance condition set at 90% (or such other percentage as KW may decide (subject to the Panel’s consent)) (i) in nominal value of the shares to which such Offer relates; and (ii) of the voting rights attaching to those shares, provided that the acceptance condition will not be satisfied unless any member of the Wider KW Group shall have acquired or agreed to acquire (whether pursuant to the Offer or otherwise), directly or indirectly, KWE Shares carrying in aggregate more than 50% of the voting rights normally exercisable at a general meeting of KWE (including for this purpose, except to the extent otherwise agreed by the Panel, any such voting rights attaching to the KWE Shares that are unconditionally allotted or issued before the Offer becomes or is declared unconditional as to acceptances whether pursuant to exercise of any outstanding subscription rights or conversion rights or otherwise).

If the Panel requires KW to make an offer or offers for any KWE Shares under the provisions of Rule 9 of the Code, KW may make such alterations to the Conditions as are necessary to comply with the provisions of that Rule.

The Scheme will be governed by Jersey law and will be subject to the jurisdiction of the Court.

Under Rule 13.5(a) of the Code, KW may not invoke a Condition to the Merger so as to cause the Merger not to proceed, to lapse or to be withdrawn, unless the circumstances which give rise to the right to invoke the Condition are of material significance to KW in the context of the Merger. The Conditions contained in paragraphs 1, 2(a) and 2(b) of Part A of this Appendix 1 (and any acceptance condition if the Merger is implemented by means of a Takeover Offer) are not subject to this provision of the Code.

The KWE Shares will be acquired pursuant to the Merger fully paid and free from all liens, equitable interests, charges, encumbrances, rights of pre-emption and other third party rights of any nature whatsoever and together with all rights attaching to them as at the date of this Announcement or subsequently attaching or accruing to them, save for any Permitted KWE Dividends and any dividend and/or distribution and/or other return of capital in respect of which a reduction has been made to the Consideration as specified below.

If, on or after the date of this Announcement, any dividend and/or other distribution and/or other return of capital is declared, made or paid or becomes payable in respect of KWE Shares by reference to a record date falling prior to the Effective Date in excess of the Permitted KWE Dividends, KW reserves the right (without prejudice to any right of KW to invoke Condition 2(h)(iii) in Part A of this Appendix 1) to reduce the Consideration by a number of KW Shares having a value equal to not more than the amount of such dividend and/or distribution and/or return of capital, in which case any reference in this Announcement or in the Scheme Document to the Consideration payable under the terms of the Merger will be deemed to be a reference to the Consideration as so reduced and KWE Shareholders will be entitled to receive and retain the amount by reference to which the Consideration has been reduced. To the extent that any such dividend and/or distribution and/or other return of capital is declared, made or paid or is payable in excess of the Permitted KWE Dividends and it is: (i) transferred pursuant to the Merger on a basis which entitles KW to receive the dividend or distribution and to retain it or (ii) cancelled prior to payment, the Consideration payable under the terms of the Merger will not be subject to change in accordance with this paragraph. Any exercise by KW of its rights referred to in this paragraph shall be the subject of an announcement and, for the avoidance of doubt, shall not be regarded as constituting any revision or variation of the terms of the Merger.

If, on or after the date of this Announcement, any dividend and/or other distribution and/or other return of capital (other than an on-market share buyback of KW Shares at a price no greater than the then prevailing market price) is declared, made or paid or becomes payable in respect of KW Shares by reference to a record date falling prior to the Effective Date in excess of the Permitted KW Dividends, KW will adjust the Consideration by increasing the number of New KW Shares which KWE Shareholders are entitled to receive in respect of each KWE Share as set out in Appendix 4 to this Announcement.

Fractions of New KW Shares will not be issued to KWE Shareholders. Instead, KWE Shareholders who otherwise would have received a fraction of a New KW Share will instead receive an amount in cash rounded to the nearest cent, based on the amount obtained by multiplying such fraction by the average of the high and low sales prices of KW Shares on the NYSE on each of the five consecutive trading days ending on the trading day that is two trading days prior to the Effective Date, except that individual entitlements of less than US$5.00 will not be paid but will be retained for the benefit of the Combined Group.

The New KW Shares have not been and will not be registered under any of the relevant securities laws of Canada, Japan or Australia and no regulatory clearance in respect of the New KW Shares has been, or will be, applied for in any jurisdiction other than the US. The New KW Shares may not be offered, sold or delivered, directly or indirectly, in Canada, Japan or Australia except pursuant to exemptions from applicable requirements of any such jurisdiction.

The New KW Shares will be issued credited as fully paid and will rank pari passu in all respects with KW Shares in issue at the time the New KW Shares are issued pursuant to the Merger, including the right to receive and retain dividends and other distributions declared, made or paid by reference to a record date falling on or after the Effective Date. Application will be made to the NYSE for the New KW Shares to be listed on the NYSE.

The Merger is subject to, among other things, the satisfaction or waiver of the Conditions set out in Part A of this Appendix 1. The Merger is also subject to the further terms set out in Part B of this Appendix 1 and to the full terms and conditions which will be set out in the Scheme Document and such further terms as may be required to comply with provisions of the Code and any requirements of the Jersey Financial Services Commission.

The availability of the Merger to persons not resident in the UK, Jersey or the United States may be affected by the laws of the relevant jurisdiction. Any persons who are subject to the laws of any jurisdiction other than the UK, Jersey or the United States should inform themselves about and observe any applicable requirements. Further information in relation to Overseas Shareholders will be contained in the Scheme Document.

APPENDIX 2

Sources of Information and Bases of Calculation

1	Unless otherwise stated:

1.1

historic financial information relating to KW has been extracted or derived (without material adjustment) from the audited financial statements of KW contained in KW’s annual report on Form 10-K for the financial year ended 31 December 2016 or from KW’s management sources; and

1.2

historic financial information relating to KWE has been extracted or derived (without material adjustment) from the audited financial statements of KWE contained in KWE’s Annual Report and Accounts for the financial year ended 31 December 2016.

2	The implied value of the Merger is calculated:

2.1	by reference to the Closing Price of US$22.50 per KW Share on the Latest Practicable Date;

2.2	on the basis of an exchange rate of 1.2779 US Dollars per Pound Sterling, taken from Bloomberg as at 5:00 p.m. on 21 April 2017 (being the last Business Day prior to the date of this Announcement);

2.3	the exchange ratio of 0.667 New KW Shares in exchange for each KWE Scheme Share held; and

2.4	on the basis of the existing number of KWE Shares in issue referred to in paragraph 4 below.

3	The volume weighted average KWE Share price has been calculated by reference to data provided by Bloomberg.

4	As at the Latest Practicable Date, KWE had 126,133,407 KWE Shares in issue and KW had 114,237,750 KW Shares in issue.

5	As at the Latest Practicable Date, KW and its subsidiaries held 29,829,730 KWE Shares.

6

As at the Latest Practicable Date, KWE had no dilutive options or awards outstanding over KWE Shares. KW has granted RSUs to certain KW Directors and certain of its employees, which convert into KWE Shares on a one-for-one basis on vesting. As at the Latest Practicable Date, there were 533,551 unvested RSUs.

7	The share capital of the Combined Group (being 178,472,303 KW Shares) has been calculated as the sum of:

7.1	a total number of 114,237,750 KW Shares in issue as referred to in paragraph 4 above; and

7.2

64,234,553 KW Shares which would be issued under the terms of the Merger (being the number of KWE Shares as referred to in paragraph 4 above, less the number of KWE Shares held by KW and its subsidiaries as referred to in paragraph 5 above, multiplied by the exchange ratio of 0.667 as referred to in paragraph 2.3 above).

8

The percentage of the share capital of the Combined Group that will be owned by KWE Shareholders following the Merger (being approximately 36%) is calculated by dividing the number of KW Shares to be issued under the terms of the Merger referred to in paragraph 7.2 above by the issued share capital of the Combined Group (as set out in paragraph 7 above) and multiplying the resulting sum by 100 to produce a percentage.

9	The market capitalisation of the Combined Group is calculated:

9.1	by reference to the Closing Price of $22.50 per KW Share on the Latest Practicable Date; and

9.2	on the basis of the share capital of the Combined Group (being 178,472,303 KW Shares) following the Merger, referred to in paragraph 7 above.

10	The Combined Group’s enterprise value is calculated:

10.1	on the basis of the market capitalisation of the Combined Group as referred to in paragraph 9 above;

10.2	plus KW’s net indebtedness (at share) of US$3,015 million as at 31 December 2016;

10.3

plus 74.6% of KWE’s net indebtedness of US$1,523 million as at 31 December 2016, converted from Pounds Sterling into US Dollars on the basis of an exchange rate of 1.234 US Dollars per Pound Sterling as at 31 December 2016, that KW did not own as at 31 December 2016; and

10.4	plus expected incremental net indebtedness of US$45 million related to transaction costs expected to be incurred as a result of the Merger.

11	Unless otherwise stated, all prices quoted for KWE Shares have been derived from the Daily Official List and represent closing middle market prices on the relevant date.

12	Unless otherwise stated, all prices quoted for KW Shares have been derived from the NYSE and represent closing middle market prices on the relevant date.

13	For the purposes of the financial comparisons contained in this Announcement, no account has been taken of any liability to taxation or the treatment of fractions under the Merger.

14	Certain figures included in this Announcement have been subject to rounding adjustments.

15	Figures which are stated to be “at share” are calculated using the relevant person’s proportionate economic interest.

16

References to “adjusted net income” are references to net income before depreciation and amortisation, KW’s share of depreciation and amortisation included in income from unconsolidated investments, share-based compensation and net income attributable to non-controlling interests, before depreciation and amortisation.

APPENDIX 3

Details of Irrevocable Undertaking

Irrevocable undertaking in favour of KW from Simon Radford

Simon Radford, the sole member of the Independent Committee of KWE who holds KWE Shares, has given an irrevocable undertaking to vote in favour of the Scheme at the Scheme Court Meeting and the resolutions to be proposed at the KWE General Meeting in relation to 12,500 KWE Shares currently held by him, representing, in aggregate, approximately 0.01% of the existing issued ordinary share capital of KWE as at the Latest Practicable Date, as well as any further KWE Shares he may acquire.

Simon Radford’s obligations under the irrevocable undertaking will lapse and cease to have effect if:

•	this Announcement is not released by 5.00 pm on 24 April 2017, or such later time and/or date as KW and KWE may agree;

•

the Scheme Document or the Takeover Offer document, as the case may be, has not been posted within 28 days after the date on which this Announcement is released (or within such longer period as the Panel may agree);

•	KW announces, with the consent of the Panel, that it does not intend to proceed with the Merger;

•

in the event that the Merger is implemented by way of a Scheme, the Scheme terminates or lapses in accordance with its terms or otherwise becomes incapable of ever becoming effective, provided that KW has not announced that it intends to implement the Merger by way of a Takeover Offer;

•	in the event that the Merger is implemented by way of a Takeover Offer, the Offer lapses or is withdrawn; or

•	any competing offer for KWE is made which is declared wholly unconditional or otherwise becomes effective.

APPENDIX 4

KWE, KW and Combined Group Dividends

Permitted KWE Dividends

Under the terms of the Merger, KW and KWE have agreed that KWE Shareholders on the register of members of KWE on the relevant record date will be entitled to receive, subject to KWE having sufficient distributable reserves at the relevant time, the following dividends (each a “Permitted KWE Dividend” and, together, the “Permitted KWE Dividends”):

•	a quarterly dividend of 12 pence per KWE Share, payable to KWE Shareholders on the register of members on 13 May 2017; and

•

subject to the Scheme becoming effective, a closing dividend per KWE Share (the “Closing Dividend”), to be agreed by KW and KWE (or, in the absence of agreement, determined as set out below), to reflect the principle that the aggregate dividends payable to KWE Shareholders should be equal to the accrued but unpaid ordinary dividends that would otherwise have been payable in respect of KWE Shares in respect of the period from (and including) 1 April 2017 until (but excluding) the Effective Date, with payments from KWE reduced, where necessary, by any dividend to which a former KWE Shareholder becomes entitled as a holder of New KW Shares after the Effective Date, but only to the extent of the portion of such dividend which relates to a period prior to the Effective Date.

Further details regarding the timing of announcement, the record date and time and the payment date of the Closing Dividend will be set out in the Scheme Document. However, KW and KWE intend that the record date and time for the Closing Dividend should fall immediately prior to the Scheme Record Time and that the payment date of the Closing Dividend should be the same as the payment date of the first dividend on KW Shares in respect of a quarterly period ending after the Effective Date.

Unless otherwise agreed between KW and KWE and announced on the date on which the Scheme Document is posted to KWE Shareholders and set out in the Scheme Document, the Closing Dividend payable by KWE will be an amount per KWE Share calculated by deducting the Accrued KW Dividend per KW Share from the Accrued KWE Dividend per KWE Share (provided that the Closing Dividend may not as a result become a negative number), where:

•	the “Accrued KWE Dividend per KWE Share” is equal to the following sum (expressed in pence and rounded down to two decimal places):

•	if the Effective Date is prior to 18 August 2017:

A x (12 / 91)

•	if the Effective Date is on or after 18 August 2017:

12 + (B x (12 / 92))

in each case where:

A = the number of days from (and including) 1 April 2017 to (but excluding) Effective Date; and

B = the number of days from (and including) 1 July 2017 to (but excluding) the Effective Date; and

•	the “Accrued KW Dividend per KW Share” is equal to the following sum (expressed in pence and rounded down to two decimal places):

(D x (19 / 92) x 0.667) x E

where:

D = the number of days from (and including) the first day of the quarter in which the Effective Date occurs to (but excluding) the Effective Date; and

E = the US$ / £ spot exchange rate as derived from Bloomberg as at 5:00 p.m. on the Business Day immediately prior to the payment date of the first dividend on KW Shares in respect of a quarterly period ending after the Effective Date.

The effect of using the US$ / £ spot rate on the Business Day immediately prior to the payment date of the relevant KW Dividend is to prevent any movement in the US$ / £ exchange rate altering the net amount which is receivable as a result of both dividends in aggregate (disregarding any taxation differences).

KWE has agreed that, if the Effective Date falls on or after 18 August 2017, it will not pay the quarterly dividend of 12 pence per KWE Share which it would otherwise have intended to pay to KWE Shareholders on the register of members on 18 August 2017, but KWE Shareholders would instead receive this as part of the Closing Dividend, subject to any deduction for a KW dividend received to the extent that it relates to the same period.

KW and KWE have agreed that, should the Effective Date fall on or after 30 September 2017, they will discuss appropriate modifications to the method of calculation of the Closing Dividend set out above.

Following completion of the Merger, all KW Shareholders (including former KWE Shareholders) who hold KW Shares on the relevant record date will receive the full dividend per KW Share which is declared by KW in respect of the quarterly period ending on the first KW Quarter Date to fall after the Effective Date.

The attention of KWE Shareholders is drawn to paragraph 17 of this Announcement. KWE Shareholders should note that distributions paid by KW to a holder of KW Shares (including a former KWE Shareholder who holds New KW Shares) that is not a “United States person” for US federal income tax purposes generally will be subject to US withholding tax at a rate of 30% of the gross amount of the distribution (or a reduced rate prescribed by an applicable income tax treaty). Accordingly, the net amount received in aggregate by such a KWE Shareholder as a result of the combination of (i) the Permitted KWE Dividends, including the Closing Dividend calculated in the manner set out in Appendix 4 to this Announcement, and (ii) the dividend per KW Share which is declared by KW in respect of the quarterly period ending on the first KW Quarter Date to fall after the Effective Date may not necessarily be the same as if such a KWE Shareholder had only received dividends from KWE in respect of the same period.

If, on or after the date of this Announcement, any dividend and/or other distribution and/or other return of capital is declared, made or paid or becomes payable in respect of KWE Shares by reference to a record date falling prior to the Effective Date in excess of the Permitted KWE Dividends, KW reserves the right (without prejudice to any right of KW to invoke Condition 2(h)(iii) in Part A of Appendix 1 to this Announcement) to reduce the Consideration by a number of KW Shares having a value equal to not more than the amount of such dividend and/or distribution and/or return of capital, in which case any reference in this Announcement or in the Scheme Document to the Consideration payable under the terms of the Merger will be deemed to be a reference to the Consideration as so reduced and KWE Shareholders will be entitled to receive and retain the amount by reference to which the Consideration has been reduced. To the extent that any such dividend and/or distribution and/or other return of capital is declared, made or paid or is payable in excess of the Permitted KWE Dividends and it is: (i) transferred pursuant to the Merger on a basis which entitles KW to receive the dividend or distribution and to retain it or (ii) cancelled prior to payment, the Consideration payable under the terms of the Merger will not be subject to change in accordance with this paragraph. Any exercise by KW of its rights referred to in this paragraph shall be the subject of an announcement and, for the avoidance of doubt, shall not be regarded as constituting any revision or variation of the terms of the Merger.

KW and Combined Group Dividends

Following completion of the Merger, all KW Shareholders (including former KWE Shareholders) who hold KW Shares on the relevant record date will receive the full dividend per KW Share which is declared by KW in respect of the quarterly period ending on the first KW Quarter Date to fall after the Effective Date.

Other than Permitted KW Dividends, KW does not intend to effect or announce any intention to effect any other distribution, share redemption or capital reduction, whether in or in exchange for cash or other assets, prior to the Effective Date (other than an on-market share buyback of KW Shares at a price no greater than the then prevailing market price).

If, however, on or after the date of this Announcement, any dividend and/or other distribution and/or other return of capital (other than an on-market share buyback of KW Shares at a price no greater than the then prevailing market price) is declared, made or paid or becomes payable in respect of KW Shares by reference to a record date falling prior to the Effective Date in excess of the Permitted KW Dividends, KW will adjust the Consideration by increasing the number of New KW Shares which KWE Shareholders are entitled to receive in respect of each KWE Share to the extent necessary to ensure that the additional value from such increase is equal to the amount of any such dividend, other distribution or other return of capital. For this purpose, the KW Shares shall be valued at their Closing Price on the Business Day immediately prior to the announcement of such dividend and/or other distribution and/or other return of capital, less the gross amount of such dividend, other distribution or other return of capital.

Any adjustment to the Consideration by KW in accordance with this paragraph shall be the subject of an announcement made via a Regulatory Information Service.

If you are in any doubt as to how the above will apply, you are recommended to seek your own financial advice from your stockbroker, bank manager, solicitor, accountant, fund manager or other appropriate independent financial adviser, who is authorised under the Financial Services and Markets Act 2000 if you are resident in the UK or, if not, from another appropriately authorised independent financial adviser.

APPENDIX 5

Definitions

The following definitions apply throughout this Announcement, unless the context requires otherwise.

“£”, “Pounds Sterling”, “pence” or “p”	the lawful currency of the UK;

“$”, “US$”, “US Dollars” or “cent”	the lawful currency of the US;

“Adjusted NAV”

the IFRS net asset value adjusted (i) to include properties and other investment interests at fair value, (ii) to exclude certain items not expected to be crystallised in normal circumstances (such as fair value of financial derivatives) and (iii) by deducting any management fee and performance fee accounted for in the share-based payment reserve

“Announcement”	this announcement;

“Authorisations”	has the meaning set out in Part A of Appendix 1 to this Announcement;

“BofA Merrill Lynch”	Merrill Lynch International and Merrill Lynch, Pierce, Fenner & Smith Incorporated;

“Brexit”	the outcome of the referendum on 23 June 2016 as to the withdrawal of the UK from membership of the European Union;

“Business Day”	a day, other than a Saturday, Sunday or public or bank holiday, when banks are open for business in London, Jersey and New York;

“CCPC”	the Irish Competition and Consumer Protection Commission;

“Closing Dividend”	has the meaning set out in Appendix 4 to this Announcement;

“Closing Price”	the closing middle market quotations of a share derived from the Daily Official List (in the case of KWE Shares) or the NYSE (in the case of KW Shares);

“Code”	the UK City Code on Takeovers and Mergers as issued from time to time by or on behalf of the Panel;

“Combined Group”	the enlarged group following the completion of the Merger, comprising the KW Group and the KWE Group;

“Conditions”	the conditions to the implementation of the Merger (including the Scheme) as set out in Part A of Appendix 1 to this Announcement and to be set out in the Scheme Document;

“Confidentiality Agreement”	the confidentiality agreement between KW and KWE dated 23 March 2017;

“Consideration”	the consideration payable to KWE Shareholders in connection with the Merger, being 0.667 New KW Shares per KWE Share;

“Court”	the Royal Court of Jersey;

“CREST”

the relevant system (as defined in the Uncertificated Securities Regulations 2001 (SI 2001/3755)) in respect of which Euroclear UK & Ireland Limited is the Operator (as defined in such Regulations) in accordance with which securities may be held and transferred in uncertificated form;

“Daily Official List”	the daily official list of the London Stock Exchange;

“Dealing Disclosure”	an announcement pursuant to Rule 8 of the Code containing details of dealings in relevant securities of a party to an offer;

“Disclosed”

(i) the information fairly disclosed by, or on behalf of, KWE:

a)    in the Annual Report and Accounts of the KWE Group for the financial year ended 31 December 2016; or

b)    in this Announcement; or

c)    in any other public announcement made by KWE in accordance with the Market Abuse Regulation, the Listing Rules and the Disclosure and Transparency Rules after 31 December 2016 but prior to the date of this Announcement; or

d)    prior to the date of this Announcement by or on behalf of KWE to KW (or its respective officers, advisers, employees or agents in their capacity as such); and

(ii) all the information held by the Manager or within the actual knowledge of the Manager and its directors and employees in relation to the Wider KWE Group as at the date of this Announcement;

“Disclosure and Transparency Rules”	the Disclosure Guidance and Transparency Rules made by the UKLA under the Financial Services and Markets Act 2000 and contained in the FCA’s publication of the same name;

“Effective Date”

the date upon which either:

a)    the Scheme becomes effective in accordance with its terms; or

b)    if KW elects to implement the Merger by way of an Offer, the Offer becomes or is declared unconditional in all respects;

“Excluded Shares”	any KWE Shares beneficially owned, if applicable, by KW or any other member of the KW Group and any KWE Shares held by KWE in treasury;

“FCA”	the UK Financial Conduct Authority;

“Forms of Proxy”	the forms of proxy in connection with each of the Scheme Court Meeting and the KWE General Meeting, which shall accompany the Scheme Document;

“Goldman Sachs”	Goldman, Sachs & Co. and Goldman Sachs International (in their capacity as financial advisers to KW);

“IMA”	the investment management agreement dated 25 February 2014 between KWE and the Manager relating to the management by the Manager of KWE;

“Independent Committee”

the committee of KWE directors formed to assess, and take decisions on behalf of KWE with respect to, the Merger, comprising Charlotte Valeur (Chair), Mark McNicholas (Senior Independent Director) and Simon Radford (Non-Executive Director);

“Irish Competition Act”	the Irish Competition Act 2002 (as amended);

“ISIN”	International Securities Identification Number;

“J.P. Morgan Cazenove”	J.P. Morgan Limited (which conducts its UK investment banking business as J.P. Morgan Cazenove);

“Jersey Companies Law”	the Companies (Jersey) Law 1991, as amended from time to time;

“KW”	Kennedy-Wilson Holdings, Inc., a Delaware corporation;

“KW Board”	the board of directors of KW as at the date of this Announcement or, where the context so requires, the board of directors of KW from time to time;

“KW Directors”	the directors of KW as at the date of this Announcement or, where the context so requires, the directors of KW from time to time;

“KW Group”	KW, its subsidiaries and its subsidiary undertakings from time to time (excluding, for the avoidance of doubt, any member of the KWE Group);

“KW Opening Position Disclosure”	has the meaning set out in paragraph 15 of this Announcement;

“KW Quarter Date”	each of 31 March, 30 June, 30 September and 30 December;

“KW Shareholder Resolution”

a resolution for the approval of the issuance of New KW Shares in connection with the Merger by a majority of the votes cast on such resolution at the KW Special Meeting, as required by the rules of the NYSE;

“KW Shareholders”	the registered holders of KW Shares from time to time;

“KW Shares”	KW shares of common stock of $0.0001 each;

“KW Special Meeting”	the special meeting of KW Shareholders to be convened in connection with the Merger, notice of which will be sent to KW Shareholders, including any adjournment thereof;

“KWE”	Kennedy Wilson Europe Real Estate plc, incorporated in Jersey with registered number 114680;

“KWE Directors”	the KWE directors from time to time;

“KWE General Meeting”	the general meeting of KWE to be convened in connection with the Scheme and the Merger, notice of which will be set out in the Scheme Document, including any adjournment thereof;

“KWE Group”	KWE, its subsidiaries and its subsidiary undertakings from time to time;

“KWE Meetings”	the Scheme Court Meeting and the KWE General Meeting;

“KWE Scheme Shareholders”	holders of KWE Scheme Shares;

“KWE Scheme Shares”

KWE Shares:

a)     in issue as at the date of the Scheme Document;

b)    (if any) issued after the date of the Scheme Document and prior to the Scheme Voting Record Time; and

c)    (if any) issued on or after the Scheme Voting Record Time and before the Scheme Record Time, either on terms that the original or any subsequent holders thereof shall be bound by the Scheme or in respect of which the holders thereof shall have agreed in writing to be bound by the Scheme, but in each case other than the Excluded Shares;

“KWE Shareholders”	the registered holders of KWE Shares from time to time;

“KWE Shares”	the ordinary shares of no par value each in the capital of KWE;

“Latest Practicable Date”	the close of business on 21 April 2017, being the latest practicable Business Day before the date of this Announcement;

“Listing”	the listing of the New KW Shares on the NYSE;

“Listing Rules”	the listing rules made by the FCA pursuant to Part 6 of the Financial Services and Markets Act 2000, referred to in section 73A(2) of the same, and contained in the FCA’s publication of the same name;

“London Stock Exchange”	The London Stock Exchange plc;

“Longstop Date”	31 October 2017 or such later date as may be agreed in writing by KWE and KW (with the Panel’s consent and as the Court may approve (if such approval(s) are required));

“Main Market”	the Main Market of the London Stock Exchange;

“Manager”	KW Investment Management Ltd, incorporated in Jersey with registered number 114679;

“Market Abuse Regulation”	the Market Abuse Regulation (2014/596/EU);

“Merger”

the proposed acquisition of the entire issued and to be issued share capital of KWE by KW (other than the Excluded Shares), to be implemented by way of the Scheme or (should KW so elect, subject to the consent of the Panel) by way of the Offer;

“New KW Shares”	the KW Shares which are to be issued pursuant to the Merger;

“NYSE”	the New York Stock Exchange;

“Offer”

if (subject to the consent of the Panel) KW elects to effect the Merger by way of a Takeover Offer, the offer to be made by or on behalf of KW to acquire the issued and to be issued ordinary share capital of KWE (other than the Excluded Shares) on the terms and subject to the conditions to be set out in the related offer document and, where the context admits, any subsequent revision, variation, extension or renewal of such offer;

“Official List”	the official list maintained by the UKLA;

“Opening Position Disclosure”	an announcement containing details of interests or short positions in, or rights to subscribe for, any relevant securities of a party to the offer if the person concerned has such a position;

“Overseas Shareholders”	KWE Shareholders who are resident in, ordinarily resident in, or citizens of, jurisdictions outside the UK, Jersey or the United States;

“Panel”	the UK Panel on Takeovers and Mergers;

“Permitted KW Dividend”	has the meaning set out in paragraph 3 of this Announcement;

“Permitted KWE Dividend”	has the meaning set out in Appendix 4 to this Announcement;

“Registrar of Companies”	the registrar of companies for Jersey;

“Regulatory Consents”	has the meaning set out in paragraph 9.3 of this Announcement;

“Regulatory Information Service”	any information service authorised from time to time by the FCA for the purpose of disseminating regulatory announcements;

“Restricted Jurisdiction”

any jurisdiction where local laws or regulations may result in a significant risk of civil, regulatory or criminal exposure if information concerning the Merger is sent or made available to KWE Shareholders in that jurisdiction;

“Rothschild”	N M Rothschild & Sons Limited;

“RSG”	restricted stock grant;

“RSU”	restricted share units;

“Scheme”

the scheme of arrangement proposed to be made under Article 125 of the Jersey Companies Law between KWE and the KWE Scheme Shareholders, with or subject to any modification, addition or condition approved or imposed by the Court and agreed to by KWE and KW;

“Scheme Court Meeting”

the meeting or meetings of the KWE Scheme Shareholders or any class or classes thereof (and any adjournment(s) thereof) to be convened by order of the Court pursuant to Article 125 of the Jersey Companies Law for the purpose of considering and, if thought fit, approving the Scheme and any adjournment, postponement or reconvention thereof;

“Scheme Court Order”	the order of the Court sanctioning the Scheme under Article 125 of the Jersey Companies Law;

“Scheme Court Sanction Hearing”	the hearing of the Court (and any adjournment thereof) to sanction the Scheme pursuant to Article 125 of the Jersey Companies Law, at which the Scheme Court Order is expected to be granted;

“Scheme Document”

the document to be sent to KWE Shareholders containing and setting out, among other things, the full terms and conditions of the Scheme and containing the notices convening the Scheme Court Meeting and KWE General Meeting;

“Scheme Record Time”

the time and date specified in the Scheme Document, by reference to which entitlement to receive the Consideration under the Scheme will be determined, expected to be 6.00 p.m. on the Business Day immediately prior to the Effective Date;

“Scheme Voting Record Time”	the time and date specified in the Scheme Document by reference to which entitlement to vote on the Scheme will be determined;

“SEC”	the US Securities and Exchange Commission;

“Separate Manager’s Powers Agreement”	the agreement between KWE and the Manager dated 10 April 2017 and containing certain undertakings by the Manager as regards the exercise of its powers over KWE and the KWE Group;

“Special Resolution”

the special resolution to be proposed by KWE at the KWE General Meeting in connection with, among other things, the approval of the Scheme, the alteration of KWE’s articles of association and such other matters as may be necessary to implement the Scheme and the delisting of the KWE Shares;

“Substantial Interest”	a direct or indirect interest in 20% or more of the voting equity capital of an undertaking;

“Takeover Offer”	a takeover offer as defined in Article 116 of the Jersey Companies Law;

“Third Party”	has the meaning set out in Part A of Appendix 1 to this Announcement;

“Transaction Agreement”	the transaction agreement between KW and KWE dated 24 April 2017;

“UK” or “United Kingdom”	the United Kingdom of Great Britain and Northern Ireland;

“UKLA”	the FCA acting in its capacity as the competent authority for listing under the Financial Services and Markets Act 2000;

“US” or “United States”	the United States of America, its territories and possessions, any state of the United States of America and the District of Columbia;

“US Exchange Act”	the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

“US Person”	a US person as defined in Regulation S under the US Securities Act;

“US Proxy Statement”	the proxy statement to be sent by KW to KW Shareholders summarising the background to and reasons for the Merger, which will include a notice convening the KW Special Meeting;

“US Securities Act”	the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder;

“Wider KW Group”

KW and the subsidiaries and subsidiary undertakings of KW and associated undertakings (including any joint venture, partnership, firm or company in which any member of the KW Group is interested or any undertaking in which KW and such undertakings (aggregating their interests) have a Substantial Interest), provided that, notwithstanding the foregoing, no member of the Wider KWE Group shall be regarded as a member of the Wider KW Group; and

“Wider KWE Group”

KWE and the subsidiaries and subsidiary undertakings of KWE and associated undertakings (including any joint venture, partnership, firm or company in which any member of the KWE Group is interested or any undertaking in which KWE and such undertakings (aggregating their interests) have a Substantial Interest), provided that, notwithstanding the foregoing, no member of the Wider KW Group shall be regarded as a member of the Wider KWE Group.

For the purposes of this Announcement, “subsidiary”, “subsidiary undertaking”, “undertaking” and “associated undertaking” have the meanings given by the UK Companies Act 2006.

References to an enactment include references to that enactment as amended, replaced, consolidated or re-enacted by or under any other enactment before or after the date of this Announcement.

All references to time in this Announcement are to London time unless otherwise stated.

For the purposes of this Announcement, unless the context requires otherwise, references to “Rules” are to the rules set out in the Code.